UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

Lions Gate Lighting Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-52401	47-0930829
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

405 Lexington Avenue
26th Floor, Suite 2640
New York, NY 10174
(Address of principal executive offices) (zip code)

212-907-6492
 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Copies to:
Louis A. Brilleman, Esq.
110 Wall Street, 11th Floor
New York, New York 10005
Phone: (212) 709-8210
Fax: (212) 943-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, in that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Such statements reflect our current view with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to our industry, operations and results of operations and any businesses that we may acquire, and include, without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our products;

3. The intensity of competition; and

4. General economic conditions.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to shares of our common stock. The following discussion should be read in conjunction with the audited annual financial statement, unaudited interim financial statements and pro forma financial statements and the related notes filed herein.

Unless otherwise indicated or the context otherwise requires, all references below in this current report on Form 8-K to “we”, “us”, “our”, and “the Company”, refer to Lions Gate Lighting Corp, a Nevada corporation, and its wholly-owned subsidiaries, Bluefin Acquisition Group Inc. and Kali Tuna d.o.o.

Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

As disclosed previously, on May 3, 2010, the Company entered into a Share Exchange Agreement (the “Exchange Agreement”) with Atlantis Group HF, an Icelandic company and the sole indirect shareholder (the “Shareholder”) of Kali Tuna d.o.o., a Croatian limited liability company (“Kali Tuna”), pursuant to which the Company purchased from the Shareholder all issued and outstanding shares of Bluefin Acquisition Group Inc., a New York company and wholly owned subsidiary of the Shareholder that was created for the specific purpose of holding the Kali Tuna shares, in consideration for the issuance to the Shareholder of 30,000,000 shares of common stock of the Company (the “Share Exchange”).

Also, as disclosed previously, completion of the Share Exchange Agreement was subject to a number of conditions, including the deposit into escrow of a minimum of $15,000,000 by private investors.  This condition was waived by the Shareholder as permitted under the Exchange Agreement, and the minimum funding requirement was reduced to $6,000,000.

Subscription Agreements

On June 30, 2010, the Company entered into a series of identical subscription agreements with a number of accredited investors (the “Investors”), pursuant to which the Investors purchased from the Company 7,300,000 units (the “Units”), with each Unit consisting of one share of common stock of the Company and a five-year warrant to purchase 0.2 shares of the Company’s common stock at $2.00 per whole share (the “Warrants”).  The purchase price per Unit was $1.00.  Total gross proceeds to the Company resulting from the financing transaction (the “Financing”) were $7,300,000.

Endeavor Holdings, Inc. (“Endeavor”), which served as the Company’s exclusive placement agent in connection with the offer and sale of the Units, will receive aggregate placement agent fees of approximately $73,000 as well as five-year warrants to purchase 730,000 shares of common stock at $2.00 per share.

In addition to Endeavor, Jones Gable & Company Limited (“Jones Gable”) also acted as a placement agent in connection with the offer and sale of the Units and will receive placement agent fees through the issuance of approximately 511,000 shares of common stock of the Company.

The Company claims an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), for the securities issued in the Share Exchange and the Financing pursuant to Section 4(2) of the Act and/or Regulation D promulgated there under since, among other things, the transaction did not involve a public offering, the Investors are accredited investors and/or qualified institutional buyers, the Investors had access to information about the Company and their investment, the Investors took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities. As such, none of these securities may be offered or sold in the United States unless they are registered under the Act, or an exemption from the registration requirements of the Act is available.  No registration statement covering these securities has been filed with the Securities Exchange Commission or with any state securities commission.

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 30, 2010, the Company completed the transactions contemplated under the Exchange Agreement and the Financing.  The Share Exchange resulted in a change in control of the Company with the Shareholder owning 30,000,000 shares of common stock of the Company out of a total of 45,261,000 issued and outstanding shares after giving effect to the Share Exchange and the Financing.  In connection with the Share Exchange, Robert Fraser and William Grossholz, being all of the directors and officers of the Company prior to the Share Exchange, resigned their positions effective at the closing of the Share Exchange, and the Shareholder’s nominees were elected directors of the Company and appointed as its executive officers.

Pursuant to the Exchange Agreement, the Shareholder transferred to the Company all of the issued and outstanding shares of common stock of Bluefin Acquisition Group Inc., a New York corporation (“Bluefin”).  Bluefin is the holder of all issued and outstanding shares of Kali Tuna.  In consideration for the transfer of the shares of Bluefin, the Company issued 30,000,000 shares of common stock of the Company to the Shareholder.

As a result of the Exchange Agreement, (i) Kali Tuna became an indirect wholly-owned subsidiary of the Company and (ii) the Company succeeded to the business of Kali Tuna as its sole business.  The Company intends to change its name to “Umami Sustainable Seafood Inc.”, subject to regulatory approvals.

For accounting purposes, the Share Exchange was treated as an acquisition of the Company and a recapitalization of Bluefin.  Bluefin is the accounting acquirer and the results of its operations will be the results of the Company’s operations going forward.

Immediately prior to the completion of the Share Exchange, the Company divested itself of its wholly-owned subsidiary, LG Lighting Corp., in consideration for the satisfaction of debt owed to affiliated parties.

DESCRIPTION OF KALI TUNA’S BUSINESS

NOTE: The discussion contained in this Item 2.01 relates primarily to Kali Tuna.  Information relating to the business and results of operations of the Company and all other information relating to the Company prior to the Share Exchange has been previously reported in its Annual Report on Form 10-K for the year ended February 28, 2010, and subsequent periodic filings with the Securities and Exchange Commission and is herein incorporated by reference to those reports.

Company Overview

Through our indirect wholly-owned subsidiary, Kali Tuna, a limited liability company organized under the laws of the Republic of Croatia, we own and operate facilities and equipment in Croatia where we farm Northern Bluefin Tuna for sale mostly into the Japanese sushi and sashimi market.  The Company believes that Kali Tuna is considered one of the most respected and trusted suppliers of premium sushi and sashimi grade tuna in Japan and sells almost all of its products to large Japanese trading houses.

Kali Tuna was organized in 1996 under the laws of the Republic of Croatia by individuals who had gained considerable experience in the area of tuna fishing, farming and trading in Southern Australia for a period of approximately 30 years before moving their operations to Croatia.

In 2005, Kali Tuna was acquired by Atlantis, an Iceland based holding company that seeks to produce and distribute high quality, healthy and sustainable seafood to satisfy the world’s growing protein need in an economical, efficient and environmentally friendly manner.  In March 2010, Atlantis created Bluefin, a New York based holding company and wholly owned subsidiary of Atlantis, for the sole purpose of holding the shares of Kali Tuna.

Kali Tuna’s activities consist of: (a) tuna farming and processing, (b) sales and exports of tuna products, and (c) processing of fish feed for its tuna farming operations.  Through an affiliated entity, it also operates a fleet of seven fishing vessels that typically catch Northern Bluefin Tuna and small pelagic fish used for tuna feed in the Adriatic and transport the live tuna back to its farming sites off the Croatian coast for further cultivation.

Recently, Atlantis has entered into an agreement with Daito Gyouri of Japan (the “Daito Agreement”) for the sale and delivery of at least 500 metric tons of frozen Northern Bluefin Tuna on an annual basis.  On June 30, 2010, the Company entered into a sales agency agreement with Atlantis.  Under the terms of the agreement, Atlantis will be granted the exclusive right to sell, on the Company’s behalf, all of the Company’s Northern Bluefin Tuna products into the Japanese market.  As a result of the sales agency agreement, it is contemplated that tuna to be delivered under the Daito Agreement by Atlantis will be filled by fish that was farmed by us.  We have agreed to pay Atlantis an agency commission of 2% of all sales to be made under this agency agreement.

Our objective is to become a world leader in the Northern Bluefin Tuna industry.  In addition, we will seek to create a self sustaining farm environment where tuna fish spawn, and the resultant eggs are hatched in captivity, without having to rely on the capture of fish in the open seas thereby depleting the natural stock of Bluefin Tuna.

Industry Overview

Aquaculture Industry

Aquaculture is the farming of aquatic organisms including fish, molluscs, crustaceans and aquatic plants. Farming implies some form of intervention in the rearing process to enhance production, such as regular stocking, feeding, protection from predators, etc. Farming also implies individual or corporate ownership of the stock being cultivated. For statistical purposes, aquatic organisms which are harvested by an individual of corporate body which has owned them throughout their rearing period contribute to aquaculture while aquatic organisms which are exploitable by the public as a common property resource, with or without appropriate licenses, are the harvest of fisheries.  Aquaculture production specifically refers to output from aquaculture activities, which are designated for final harvest for consumption.

Aquaculture is the world’s fastest growing segment in the food production system and has been for the past two decades.  According to a recent study by the Food and Agriculture Organization of the United Nations (herein, the “FAO”) published on March 2, 2009, world fisheries production reached a high of 143.6 million metric tons in 2006.  The contribution of aquaculture to the world fisheries production in 2006 was 51.7 million tons of fish, which is 36% of world fisheries production, up from 3.6% in 1970.  Global aquaculture accounted for 6% of the fish available for human consumption in 1970.  In 2006, global aquaculture accounted for 47% of the fish available for human consumption according to the FAO.  The FAO report also describes that over half of the global aquaculture in 2006 was freshwater finfish.  Based on the FAO’s projections, it is estimated that in order to maintain the current level of per capita consumption, global aquaculture production will need to reach in excess of 80 million tons of fish by 2050.

According to the FAO, per capita supply from aquaculture increased from 0.7 kg in 1970 to 7.8 kg in 2006, an average annual growth rate of 6.9%. It is set to overtake capture fisheries as a source of food fish. From a production of less than 1 million tons per year in the early 1950s, production in 2006 was reported to be 51.7 million tons with a value of US$78.8 billion, representing an annual growth rate of nearly 7%.

As the availability of sites for aquaculture is becoming increasingly limited and the ability to develop non-agricultural land is restricted, the competition to develop additional aquaculture production systems is intensifying. As the intensification for aquaculture production systems increases, the demand for institutional support, services and skilled persons is anticipated to increase, along with the demand for more knowledge-based aquaculture education and training as aquaculture becomes more important worldwide.

Tuna Industry

Tuna and tuna-like species are of great economic importance and represent a significant source of food. They include approximately forty species occurring in the Atlantic, Indian and Pacific Oceans and in the Mediterranean Sea. Their global production has increased from less than 0.6 million tons in 1950 to almost six million tons in 2006.

The so-called principal market tuna species are the most economically important among the tuna and tuna-like species.  They are landed in numerous locations around the world, traded on a nearly global scale and also processed and consumed in many locations worldwide. According to the FAO, in 2007, their catch was approximately four million tons, which represents about 65% of the total catch of all tuna and tuna-like species. Most catches of the principal market tuna species are taken from the Pacific (69.0% of the total catch of principal market tuna species in 2007), with the Indian contributing much more (21.7% in 2007) than the Atlantic and the Mediterranean Sea (9.5% in 2007).

Approximate contributions of individual principal market tuna species to their 2007 total catch is given below.

Principal market tunas
Albacore (ALB)	5.4%
Atlantic bluefin tuna (BFT)	less than 1%
Bigeye tuna (BET)	10.0%
Pacific bluefin tuna (PBF)	less than 1%
Southern bluefin tuna (SBF)	less than 1%
Skipjack tuna (SKJ)	59.1%
Yellowfin tuna (YFT)	24.0%

Source: FAO (http://www.fao.org/fishery/statistics/tuna-catches/en)

Bluefin Tuna Trade

The bluefin trade includes three species of tuna: the Pacific Bluefin, the Southern Bluefin and the Atlantic or Northern Bluefin.  In 2007, the total global bluefin trade was estimated to be in excess of US$1 billion on a wholesale basis.

The Northern Bluefin Tuna (Thunnus thynnus) is native to both the western and eastern Atlantic Ocean, the Mediterranean and the Black Sea. It can live up to 30 years and can reach weights of over 1,100 pounds.

The following graph shows catches for each species of bluefin in metric tons per year.

Source: Fish Info Network (http://www.eurofish.dk/dynamiskSub.php4?id=3416)

As concerns over depleting the natural stock of bluefin tuna have increased in recent years, international organizations have increased regulation relating to and imposed strict quota on bluefin catches.   The main international body that regulates fishing activities and trade in the Atlantic Bluefin is the International Commission for the Conservation of Atlantic Tunas or ICCAT.  It describes itself as an inter-governmental fishery organization responsible for the conservation of tunas and tuna-like species in the Atlantic Ocean and its adjacent seas.  Its primary tool in its conservation efforts is its ability to impose quotas.  The organization was established in 1966 and covers 30 species of tuna, including the Atlantic or Northern Bluefin Tuna.

In November 2006, the ICCAT reached an agreement to reduce the bluefin tuna quota in the Mediterranean Sea from 32,000 metric tons in 2006 to 25,500 metric tons in 2010.  In November 2008, the ICCAT set the annual quota at 22,000 metric tons, gradually reducing it to 18,500 tons by 2011.  Environmentalist groups claim that this quota is too high and that 15,000 tons should have been set as an appropriate level.  In October 2009 at an ICCAT meeting in Brazil it was agreed to shorten the fishing period to one month and reduce the quotas to 13,500 tonnes annually.  The quota is now close to the figure supported by the company.  Following this, to reduce further pressure on the stock, Italy decided not to catch any tuna in 2010 - reducing this number to roughly 11,500 tonnes.

In 2008, the ICCAT adopted measures which include a 15 year recovery plan for bluefin tuna starting in 2007 and running through 2022.  Among other things, the plan calls for 6-month off seasons for specific types of boats, bans the use of aircraft in spotting tuna, forbids the capture of tuna under 30 kg except in certain specific circumstances, and requires better reporting of tuna catches.  It also allows tuna to only be offloaded at designated ports and obliges countries to place observers on fishing boats to monitor their adherence to regulations.

In March 2010, at a meeting of the Conference of the Parties to the Convention on International Trade in Endangered Species of Wild Fauna and Flora, or CITES, in Doha, Qatar, a proposal for a total ban on the trade in Atlantic Bluefin was defeated by a wide majority of participants.  As a result, for the foreseeable future, fishing regulation regarding the species will remain in the hands of ICCAT.

Japan has traditionally been one of the largest consumers of tuna, especially the bluefin tuna which is used as a premium ingredient for sushi and sashimi.  The following table details the annual Japanese imports of various species of fresh and chilled tuna.

Fresh/chilled Tuna: Imports Japan (1000 tonnes)
	2004	2005	2006	2007	Jan - Jun 2008	Jan - Jun 2009
Yellowfin	24,1	21,4	19	16,9	9,2	8
Bigeye	18,9	16,8	15,8	14,5	7,2	7,5
Skipjack	10	9,9	7,4	5,1	2,6	1,9
S. Bluefin	3,1	2,5	1,8	1,2	0,2	0,5
Albacore	0,4	0,2	0,3	0,3	0,1	0,1
N. Bluefin	0,1	0	0	0,1	0	0

Total	56,6	50,8	44,3	38,1	19,3	18

Source: Fish Info Network (http://www.eurofish.dk/dynamiskSub.php4?id=3595)

The following table details the annual Japanese imports of various species of frozen whole tuna.  Annual tuna imports have been declining as a result of international regulations and the imposition of strict quotas by the ICCAT and other similar organizations.

Frozen Tuna: Imports Japan (1000 tonnes)
	2004	2005	2006	2007	Jan - Jun 2008	Jan - Jun 2009
Yellowfin	109,2	123,5	90,3	58,7	31,4	27
Bigeye	116,3	101,9	86,3	86,8	41,7	45
Skipjack	81,2	52	50,5	31,3	11,2	16,9
S. Bluefin	8,2	7,2	7,9	8,4	0,1	0
Albacore	6,5	6,1	6,2	6	4,7	1,9
N. Bluefin	6,6	4,2	5,2	6,3	1,3	3,9

Total	328	294,9	246,4	197,5	90,4	94,7

Source: Fish Info Network (http://www.eurofish.dk/dynamiskSub.php4?id=3595)

The following table details the annual Japanese imports of various species of frozen tuna fillets and loins processed from whole fish.

Japan Imports of Frozen Tuna Fillets, Loins & Meat (in MT)
	Jan - Jun 2008	Jan - Jun 2007	Jan - Jun 2006	Jan - Jun 2005	Annual 2007	Annual 2006	Annual 2005	Annual 2004	Annual 2003

Tuna*	8932	8376	9103	7296	18369	17402	16222	13292	11919
Bluefin	10899	9679	9810	7865	13451	15542	10456	8841	5906
Bluefin (meat)	268	216	218	153	284	365	191	126	101
Southern Bluefin					0,58	2	26	128	5
Total	20099	18271	19131	15314	32125	33311	26895	22387	17931
*Excluding Bluefin and Southern Bluefin

Source: Fish Info Network (http://www.eurofish.dk/dynamiskSub.php4?id=3595)

The Company’s focus has been on sales of bluefin tuna into Japan where a single large size bluefin tuna can fetch as much as $100,000 in Tsukiji fish market.  The Company believes that it is regarded by the Japanese as a highly reputable wholesaler of premium fish products.  Its reputation was further enhanced following the acquisition of the Company by Atlantis Group in 2005 as a result of that entity’s solid ties in the Japanese fish market which is built on strong personal relationships with key players in the Japanese fish market.

The following table sets forth fresh bluefin tuna imports into Japan by country.

Fresh Bluefin imports into Japan (in tonnes)
	2003	2004	2005	Jan-Nov 2005	Jan-Nov 2006
Mexico	1896	3849	4097	3318	2359
Australia	2769	2839	2343	2343	1693
Spain	2537	2693	2277	1757	1643
Rep. of Korea	2579	667	1479	1464	1001
Italy	366	346	314	304	254
Turkey	896	1011	522	273	190
Croatia	226	123	240	101	162
Tunisia	221	144	212	180	106
Malta	647	449	180	122	97
Others	1487	909	729	862	559

Total	13624	13030	12393	10724	8064

Source: Fish Info Network (http://www.eurofish.dk/dynamiskSub.php4?id=3416)

The following table sets forth whole frozen bluefin tuna imports into Japan by country.

Frozen Atlantic Bluefin imports into Japan (in tonnes)
	2003	2004	2005	Jan-Nov 2005	Jan-Nov 2006
Croatia	2294	3492	2013	2013	3056
Tunisia	236	274	452	414	452
Spain	514	417	336	336	278
Turkey	477	1094	464	456	273
Malta	39	85	250	240	208
Others	1232	1263	705	668	631

Total	4792	6625	4220	4127	4898

Source: Fish Info Network (http://www.eurofish.dk/dynamiskSub.php4?id=3416)

In recent years, many Japanese vessel operators have gone out of business as a result of high fuel prices and scarce fishing resources.  There is a national effort by Japanese authorities underway to scrap or buy out the old long liners which have found themselves deep in debt and have become a burden to their communities.

Fish Supply

We procure live bluefin tuna primarily through MB Lubin, a company owned by Dino Vidov, our General Manager.  MB Lubin owns and operates a fleet of seven vessels.  They catch fish primarily off the coast of Croatia.  Occasionally, we may purchase live tuna from other local and foreign based suppliers that catch tuna off the coast of Malta and Libya and other Mediterranean locations.  The tuna is deposited into special towing cages that are towed back to our two farming sites off the Croatian coast for transfer into permanent holding cages.  Fishing takes place during the months of May and June only as permitted by international regulations.  Transport of the catch to our farms is a slow process that can take many weeks to complete with speeds of the transport rarely exceeding one mile per hour to ensure survival of the live fish.

MB Lubin sells its live fish to us under an exclusive arrangement as memorialized in the Live Tuna Supply Contract dated July 1, 2009.  Under the terms of the agreement, MB Lubin has undertaken to sell all its bluefin tuna catches to us.  Under the agreement, which has a term of 20 years, all deliveries of tuna will be made at the market price prevailing at the time of delivery.

In addition, we have entered into an agreement with MB Lubin that provides for the sale and delivery to us of small fish that are used for feeding the tuna.

A portion of our farmed tuna production is performed jointly with our partner, Bluefin Tuna Hellas A.E., a Greece based entity.  Together, we purchase live bluefin tuna from various international suppliers.  In addition, we are partners with Bluefin Tuna Hellas in a 50-50 joint venture under the name Kali Tuna Trgovina, which purchases from us and exports our tuna products.

Although we do not believe that any of our suppliers of live tuna or fish feed are critical to our business, if for any reason we would be unable to procure fish from a particular supplier, this would likely lead to a temporary interruption in the supply of fish at least until we find another entity that can provide these services for us.

Customers and Marketing

We sell our fish mainly to three large Japanese importers who account for more than 90% of our sales.  In March 2009, Atlantis entered into the Daito Agreement for the sale and delivery of at least 500 metric tons of frozen Northern Bluefin Tuna annually.  We believe that we will benefit from this arrangement and are confident that the relationship with each of our customers is of a long term nature, whether or not there is a written agreement.

On June 30, 2010, the Company entered into a sales agency agreement with Atlantis.  Under the terms of the agreement, Atlantis will be granted the exclusive right to sell, on the Company’s behalf, all of the Company’s Northern Bluefin Tuna products into the Japanese market.  As a result of the sales agency agreement, it is contemplated that tuna to be delivered under the Daito Agreement by Atlantis will be filled by fish that was farmed by us.  We have agreed to pay Atlantis an agency commission of 2% of all sales to be made under this agency agreement.

Harvesting the tuna from the cages occurs typically during the months of December and January when low outside temperatures facilitate optimal firmness of tuna meat.  When selling frozen fish, each customer typically sends its own specially equipped freezer vessels to pick up the product from our farming site for freezing and transport to Japan.  When selling fresh fish, we will ship the processed fish by overnight delivery to the requested location.

Research and Development

We conduct extensive research and development in two specific areas:

•
We research the feeding habits of the bluefin tuna for the purpose of determining the optimal way of feeding the fish on our sites.  Improving the so-called Food Conversion Ratio or FCR, which represents the number of kilograms of feed needed to produce one kilogram of fish, facilitates achieving maximum feeding efficiencies and cost savings.

•
We have also been conducting research and testing in the area of spawning the bluefin in captivity with the objective of closing the full circle farming process, i.e. farming bluefin tuna that is born and raised in captivity.  In June 2009, we reached a major breakthrough when some of our tuna spawned in our farm facility.  We believe that this was the first time tuna has spawned naturally in captivity without any hormone injections.  In collaboration with the Institute of Oceanography and Fisheries in Split, Croatia, we managed to hatch the resultant eggs in a laboratory environment.  We are in the final stages of preparing a hatchery for use during the next spawning season to allow us to advance our research.

As a result of our recent successes in researching the creation of a closed life cycle in the Bluefin Tuna farming process, we believe that we will become less dependent on the capture of wild tuna.  Therefore, we believe that we will be uniquely positioned to address the expected shortage in the supply of tuna, especially as it relates to the Japanese market.

Our Principal Competitive Strengths

We believe that we have the following competitive strengths:

•
We have the most seasoned operation in our geographic area.  We were the first commercial tuna farm in the Mediterranean and Adriatic areas.  The farm was built by émigrés from Australia who had previously been leaders in the tuna farming business in Port Lincoln, Australia.  All farm operations were set up according to the high standards used in Australia.  Most of the key crew members have been with us from inception.

•
We have strong personal relationships within our target market.  Following the acquisition of the Company by Atlantis Group in 2005, we were able to enhance our already considerable reputation in the Japanese fish market as a result of strong personal relationships between Atlantis executives and Japanese market leaders.  Japanese business is generally built on personal trust, extensive knowledge regarding product quality assurance and a high level of expertise.  Oli Steindorsson, Atlantis’s and our Chairman, is fluent in Japanese and has spent extended periods of time residing in that country.  This has allowed us to capitalize on his experience, together with the team at Atlantis’s Japanese subsidiary, and further solidify our position as a trusted source of high quality fish products.

•
We have a unique farming cycle.  Following the catch of fish, they are transferred into cages where they are fed and nurtured for up to three years.  As a result, our output is less impacted by quota reductions and each wild caught fish (between 20-300 pounds) can be leveraged by a factor of up to 10 times given livestock gains over the period.  We also have full traceability on the tuna feed, which means that every batch of feed we purchase may be tracked from the area where it was caught, to the boat catching it and to any other intermediaries until its delivery to our farm sites.  Most of our competitors have shorter farming cycles (up to six months) or they practice “catch and kill”.

•
We operate in a unique farming environment.  The waters where our farming sites are located are pristine with no cases of red or blue tide caused by the damaging build up of algae.  There are no predators, such as sea otters, sea lions or sharks, in Adriatic waters that might be attacking the fish in captivity.  With the islands surrounding the farm sites, we are sheltered naturally against storms.  In addition, the salt and oxygen levels and the water temperature offer the best combination of conditions for sustainable growth of our tuna.

•
We have an experienced and knowledgeable workforce and a very low employee turnover.   A number of our employees have been working for us for more than 10 years.  Our employees have regularly been requested to assist in external operations worldwide as far as Australia and Mexico.  All of the management in Croatia is fluent in English while a number of our key marketing people have multilingual skills that include Japanese.

•
We have reached major breakthroughs in our research and development efforts to close the full circle farming process. If our success in spawning and hatching in captivity can be sustained, we will become less dependent on wild catches of tuna.

Our Growth Strategies

International concerns have been focused on over-catching and poaching of various tuna species, primarily concentrating on the Bluefin Tuna’s diminishing stock in the Mediterranean.

In response, ICCAT has been taking measures to regulate the catching of the Atlantic-Mediterranean territory covering the migration of Northern Bluefin Tuna looking at its “colleague organization”, the Commission for the Conservation of Southern Bluefin Tuna or CCSBT, and its measures taken to promote the conservation of Southern Bluefin Tuna in the southern hemisphere.

We endorse the efforts of these organizations and believe that it is critical to create world-wide industry leadership that will regulate the fishing for endangered species.  Short term profit considerations will result in a failure to act and conserve and will lead to extinction of the bluefin tuna and the demise of our industry.  We believe that we have an important role to play in the adoption of rules aimed at ensuring the long-term survival of the bluefin tuna.  We further believe that we can be active in this area while generating profits for our shareholders, as reducing the supply of bluefin tuna will increase its price.

We believe that the following will be some of the critical elements in fulfilling our strategy to become the world leader in the bluefin tuna trade:

•
Build up enough livestock to create carry-over inventories.  Our objective has been to lengthen the farming cycle.  This is expected to result in the greatest weight growth and an increase in the price paid per kilo of fish by our buyers (the bigger the fish, the better the price).  In addition, it will mitigate the effects of short-term fluctuations in catching due to weather or other abnormal situations that may occur.

•
Strategic investments.  We will seek to acquire stakes in tuna farming and fisheries with farming and/or fishing licenses in selected areas in countries with successful bluefin tuna farming history.  We have already identified a number of targets.

•
Cooperate closely with regulators.  With the assistance of scientists, we intend to assist regulators in formulating regulatory proposals aimed at the conservation of the bluefin tuna.  We might also lobby for distribution of individual transferable quotas, or ITQs, and monitoring systems based on the experiences of leading countries in the seafood industry that have historically had to rely on sustainable usage of their fishery by strictly regulating and controlling the volume of catching.

•
Consolidating and upgrading of the fleet.   We intend to reduce the existing catching capacity to fewer and more efficient vessels as the quota system develops.  One of the important factors in sustainable fisheries management is to avoid overcapacity of fleet which is caused by underdevelopment in regulatory environments, for example with Olympic catch systems (first in gets the fish), versus the highly controlled ITQ system.

•
Increase our research and development.  We intend to increase our efforts on closing the Northern Bluefin Tuna cycle in cooperation with leading research institutes in this field (i.e. intense farming) as well as enhancing feeding techniques to reduce the FCR of Tuna. We also intend to establish and fund a research centre in Kali, Croatia to focus on these issues.

•
Upgrade and invest in feed procurement.  We intend to achieve greater cost efficiency in feed procurement by focusing on our catching activities.  We expect this to result in greater profitability, especially in light of our efforts to lengthen the farming cycle.

We expect that these factors will enhance sustainability and traceability of the final products that we are offering to the market.  These actions will also help prevent a collapse in the natural fish stocks and ensure food security for one of the most popular sashimi grade products of the world.

Sustainable Farming

The concept of sustainable development has been popularized by the 1987 World Commission on Environment and Development.  It defined “sustainable development” as meeting the needs of the present generation, without compromising the needs of future generations.  The idea of sustainability has caught up with aquaculture partly because of pressure from environmental groups.  In 1998, the Holmenkollen Guidelines for Sustainable Aquaculture were formulated.  These guidelines recommended, among other things, that new technologies and management procedures should be utilized so that the quality and quantity of aquaculture products is improved and the risk of adverse effects on the environment and on the livelihood of other people, including future generations, is reduced.  The guidelines also recommended (1) strict compliance with the internationally agreed food safety, environmental safety and ethical criteria if genetically modified organisms or hormones are utilized in the production, as well as (2) giving priority to the development of integrated fish farming and of sources for animal feed other than fish protein and fish lipid.

We fully endorse the idea of sustainable farming.  Our scientists have achieved some encouraging results in the area of breeding tuna in captivity.  We are committed to continuing this research project with the ultimate goal of commercializing the full circle farming process.  We have consistently worked closely with the local fisheries Ministry to formulate rules governing the industry.

Competition

In general, the aquaculture industry is intensely competitive and highly fragmented.  We compete with various companies, many of which are developing or can be expected to develop products similar to ours in the future.  However, we believe that the competition from such producers is minimal because, to the best of our knowledge, there are no competitors in Croatia or other places in the Mediterranean that have a similar operating scale, production capacity, brand recognition, long history and as much market representation as we have.

We are aware of competitors in the Adriatic and Mediterranean that produce bluefin tuna, including Fuentes e Hijos (Spain), Aquadem (Turkey), Azzopardi (Malta), Sagun (Turkey) and Balfego (Spain).  However, we are one of the largest operations in the area.  In addition, we have strong relationships with Japanese purchasers.  We also produce a premium product “toro” tuna which is a high fat content belly tuna commanding the highest prices at auction in Tokyo, with a consistently spotless record for 14 years in the market in maintaining quality and traceability of products. We also enjoy close ties with regulators responsible for bluefin quota implementation and have developed a viable business plan for long term growth against a background of declining quota worldwide.

Some of our foreign competitors may be more established than we are, and have significantly greater financial, technical, marketing and other resources than we presently possess.  Some of our competitors may have a larger customer base.  These competitors may be able to respond more quickly to new or changing opportunities and customer requirements, and may be able to undertake more extensive promotional activities, offer more attractive terms to customers, and adopt more aggressive pricing policies.

With respect to potential new competitors, although there are no formal barriers to entry for engaging in similar aquaculture processing production and activities in Croatia, we believe that it will be very difficult and costly to start an operation comparable to ours.  The principal barrier to entry is the shortage of available sites for farms in the local Croatian waters.  As a result, concessions for such sites are almost impossible to obtain.  In addition, our labor force is highly specialized and individuals with the requisite expertise who could manage this type of business are in short supply.  Finally, to build a consistent farming cycle of three years like we have already achieved is highly capital intensive, time consuming and can only be done with high expertise, experience and research.

Regulation

Our company is subject to international quotas and to various national, provincial and local environmental protection laws and regulations, as well as certifications and inspections relating to the quality control of our production.

Internationally, ICCAT regulates Atlantic bluefin tuna quotas that are allocated to and enforced by individual states, including Croatia.

Our farming sites are operated under concessions granted by the local authorities.  These concessions are of a long term temporary nature and are subject to renewal from time to time.  Currently, we operate a 1,240 metric ton farm site and a 500 metric ton farm site under concessions that expire in 17 years and 10 years, respectively.

In addition, Croatian governmental agencies require commercial fishing vessels to be licensed.   Individual operators of the vessels are also subject to permit requirements.

We believe that we, and our suppliers are currently in compliance with all material aspects of these quota and licensing requirements.

Employees

As of July 1, 2009, we had 72 full-time employees. None of our employees is represented by a labor union, and we consider our employee relations to be excellent.

Facilities

We own approximately 75,000 square feet of land in Lamjana Bay, Community of Kali, Croatia, consisting of approximately 53,000 square feet of working area, housing the main office building, cold storage building processing plant and two warehouses.  We also have the right of use of a ship wharf located adjacent to the property.  We believe that suitable additional space to accommodate our anticipated growth will be available in the future on commercially reasonable terms.

Our properties have been mortgaged as collateral security for a working capital facility in the amount of approximately $13,500,000.

Legal Proceedings

From time to time we may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involve us that could reasonably be expected to have a material adverse effect on our business and financial condition.

There was pending against Kali Tuna a tax enforcement action commenced by the Croatian Tax Authority, potentially subjecting us to a liability of approximately $1,600,000 plus interest and penalties for purported unpaid value added and income taxes for calendar year 2006.  We argued that the Authority’s claim was without merit and the Croatian Appellate Institution ruled in our favor.  It ordered the Authority to reevaluate all evidence against us.  The Croatian Tax Authority has since reinstated the enforcement action based on the same claim notwithstanding the Appellate Institution’s ruling.  We intend to defend ourselves vigorously against this action.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

The following discussion and analysis relates to the results of Kali Tuna only and should be read in conjunction with the consolidated financial statements and the related notes thereto and other financial information contained elsewhere in this Form 8-K.

General Overview

We are a leader in long term farming of Northern Bluefin Tuna in the Mediterranean with farming facilities located in Kali, Croatia, along with a processing plant, freezing storage and wharf.  We cultivate our tuna with special reliance on technology and experience to grow the tuna for two to three years following their capture in the wild.  Our operations include farming, feeding and harvesting Northern Bluefin Tuna that was caught in the Mediterranean and the Adriatic Sea.  The fishing process is outsourced to an affiliated party.  During the past three years, we have been increasing our carry-over stock of tuna to increase output quantities each year.  We will seek to expand our operations by acquiring additional licenses, vessels and/or companies in the years to come, both in the Mediterranean and other regions suitable for sustainable catching and farming methods.

Our objective is to create a self sustaining farm environment where tuna fish spawn, and the resultant eggs are hatched, in captivity, without having to rely on the capture of fish in the open seas thereby depleting the natural stock of Bluefin Tuna.

We have marketed our products mainly in Japan through our ultimate parent company, Atlantis.  In addition, during the past year, we have increased sales of fresh tuna to Europe and the US.  We intend to increase our total production worldwide to 5,000 metric tons per year which will be marketed into Japan, the US and the EU.

Recently, Atlantis has entered into the Daito Agreement for the sale and delivery of at least 500 metric tons of frozen Northern Bluefin Tuna on an annual basis.  On June 30, 2010, the Company entered into a sales agency agreement with Atlantis.  Under the terms of the agreement, Atlantis will be granted the exclusive right to sell on the Company’s behalf all of its Northern Bluefin Tuna products into the Japanese market.  As a result of the sales agency agreement, it is contemplated that tuna to be delivered under the Daito Agreement by Atlantis will be filled by fish that was farmed by us.  We have agreed to pay Atlantis an agency commission of 2% of all sales to be made under this agency agreement.

Recent Developments

We share the concern of international organizations and others as it relates to the depletion of bluefin tuna stocks in the Mediterranean.  We have been lobbying strongly with various industry associations and national governments to reduce existing catch quotas that will enable wild tuna stocks to recover to sustainable levels.  We have focused on building our business based on a model of sustainable fishery development.  We believe that our longer farming cycle (up to three years) and the higher biomass of our stock set us apart from and offer a distinct advantage over the business practices of competitors such as “catch and kill” operators and farming companies with shorter growth cycles.

During the past three years, annual catch quotas for Bluefin Tuna have been reduced by approximately 60% from 30,000 metric tons to 13,500 metric tons with increased monitoring being imposed on fisheries worldwide.  We support these restrictions and have lobbied for the imposition of even smaller quotas.  As a result of the quotas that are currently in effect, we foresee increased scarcity in the supply of Bluefin Tuna in the Japanese market.  The Japanese are estimated to consume between 70% to 80% of the world supply of Bluefin Tuna.

We have been conducting research on the reproduction of tuna in captivity which, in June 2009, resulted in a major breakthrough when some of our tuna spawned in our farm facility.  We believe this to have been the first time tuna has spawned naturally in captivity without any hormone injections.  In collaboration with a local research institution, we managed to hatch the resultant eggs in a laboratory environment.  We are currently constructing a hatchery for use during the next spawning season to allow us to advance our research.

As a result of recent successes in our quest to create a closed life cycle in the Bluefin Tuna farming process, we believe that we will become less dependent on the capture of wild tuna.  Therefore, we believe that we will be uniquely positioned to address the expected shortage in the supply of tuna, especially as it relates to the Japanese market.

Critical Accounting Policies and Estimates

We prepare our consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Our management periodically evaluates the estimates and judgments made.  Management bases its estimates and judgments on historical experience and on various factors that are believed to be reasonable under the circumstances. Actual results may differ from these estimates.

The following critical accounting policies affect the more significant judgments and estimates used in the preparation of the Company’s consolidated financial statements.

Inventories

Inventories are stated at the lower of cost and net realizable value. Cost is calculated on a weighted average basis and includes all costs to acquire and to bring the inventories to their present location and condition. Tuna weighing less than 30kg is stated at cost value, as international regulations prohibit the sales of tuna under 30kg. The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

Consolidation

The Company has determined that (i) Kali Tuna Trgovina d.o.o., a joint venture owned 50% each by the Company and Bluefin Tuna Hellas A.E, ( the “BTH Joint Venture”) and (ii) MB Lubin d.o.o., an entity owned by one of the Kali Tuna’s executive officers, are variable interest entities of which the Company is the primary beneficiary.   These entities are therefore consolidated in the Company’s financial statements.  The 50% of the BTH Joint Venture owned by Bluefin Tuna Hellas A.E. has been reflected as non-controlling interest in the financial statements.  All material inter-company transactions and balances have been eliminated in consolidation.

Related Parties

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Parties are also considered to be related if they are subject to common control or common significant influence. Related parties may be individuals or corporate entities.

Revenue recognition

The Company recognizes revenue when the significant risks and rewards of ownership have been transferred to the customer, including factors such as when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed and determinable, and collectability is probable. The Company recognizes sales when its tuna inventory is shipped, title has passed to the customers and collectability is reasonably assured.

Concentration of credit risk

Financial instruments that potentially subject our company to significant concentrations of credit risk consist primarily of trade accounts receivable. We perform ongoing credit evaluations with respect to the financial condition of our debtors, but do not require collateral. In order to determine the value of our accounts receivable, we record an allowance for doubtful accounts to cover probable credit losses. Our management reviews and adjusts this allowance periodically based on historical experience and their evaluation of the collectability of outstanding accounts receivable.

Results of Operations

Year Ended June 30, 2009 Compared to Year Ended June 30, 2008

Sales. For the year ended June 30, 2009, sales increased by $12,405,000 from $11,665,000 to $24,070,000, an increase of 106% compared to the year ended June 30, 2008.  This increase in sales resulted from an increase in carry over stock that has been built up through the gradual lengthening of the farming cycle described above.  Stock sold during the period accounted for significantly higher biomass compared with previous years as the average cycle of farmed fish reached approximately 30 months.

Cost of Sales.  The cost of sales as a percentage of sales decreased from 86.5% of sales in 2008 to 72% in 2009.  This was due to an increase in the total size of the biological assets from a total of approximately 738,000 kilograms on July 1, 2007 to approximately 1,316,000 kilograms on June 30, 2009.  While variable costs such as bait increase in proportion to the size of the biological assets, there are economies of scale that reduce the total production cost per kilogram.

Administrative and General Expenses. Administrative costs remained at a similar level in the 2009 fiscal year as was incurred in the 2008 fiscal year, despite the increases in sales volume and size of the biological assets.

Operating Profit.  During the year ended June 30, 2009, we generated an operating profit of $5,834,000, an increase of $5,390,000 compared to the operating profit for the year ended June 30, 2008.  The increase is the result of higher sales levels, better margins on those sales and control of administration expenses.

Foreign Currency Gains and Losses.  The financial meltdown during late 2008 and the ensuing currency exchange turmoil between EUR and JPY led to a loss of $2,893,000 on the maturity of our JPY denominated liabilities. This liability consisted of advances received from customers for contracted sales. During the previous financial year, we had a net foreign exchange gain of $470,000.

Interest Expense. Interest expenses increased to $710,000 during the year ended June 30, 2009, an increase of $198,000 compared to the prior year.  This was caused by increased borrowings and higher interest rates resulting from an extension of the farming cycle.

Income Before Income Taxes and Minority Interests. Profit before income taxes for the year ended June 30, 2009 was $2,010,000, an increase of $1,053,000, or 110%, compared to the year ended June 30, 2008.

Income Tax Expense.  Deferred income tax liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The deferred tax liabilities increased by $20,000 during the year ended June 30, 2009.  Income tax expense was $510,000 for the year ended June 30, 2009.

Net Income. Net income increased to $1,331,000 for the year ended June 30, 2009, compared to a profit  of $455,000 for the previous year.

Three and Nine Months Ended March 31, 2010 Compared to Three and Nine Months Ended March 31, 2009

Sales. Sales of tuna typically occur in winter (November to March) when the sea temperature is lowest to maximize the quality and value of the product.  During the nine months ended March 31, 2010, approximately 28% of our net sales  occurred in the three months ended December 31, 2009 and 72% in the three months ended March 31, 2010.  In the year ended June 30, 2009, 49% of the net sales occurred in the three months ended December 31, 2008 and 51% in the three months ended March 31, 2009.

During the quarter ended March 31, 2010, the Company’s net revenue and cost of goods sold included $7,935,000 and $5,974,000, respectively, in connection with transactions that involved the purchase of tuna from another Croatian farming operation and the immediate sale of the product to one of the Company’s customers.

As a result, net sales for the nine month period ended March 31, 2010 increased by $2,894,000 to $25,172,000 from $22,278,000 in the corresponding period of the previous year.

Excluding the sale transaction involving the other tuna farming operation, net sales from the Company’s own farms decreased by $5,041,000 to $17,237,000.  This was caused by a decline in the volume of sales to 924 metric tons in the nine months ended March 31, 2010 from 1,055 metric tons in the corresponding nine months ended March 31, 2009.  There was also a decline in the average sales price from $21.11 per kg to $18.65 per kg.

Cost of Sales.  The cost of sales as a percentage of sales from the Company’s farming operations increased from 69% of sales in the nine months ended March 31, 2009 to 84% in the corresponding period ended March 31, 2010.  This was partly due to the reduction in average sales price per kg of 12% which increased the cost of goods sold percentage by approximately 10%, and partly due to a loss of $236,000 in Lubin which increased the percentage by 2%.

Gross Profit.  The gross profit generated from the sale of tuna decreased by $2,215,000 in the nine month period ended March 31, 2010 compared with the corresponding period in 2009.  The gross profit from the Company’s farmed products was reduced by $4,176,000 due to the reduction in the volume of sales, the reduction in selling price achieved and the losses in Lubin.

Other operating income (expenses).  Other operating income improved from a net expense of $24,000 in the nine months ended March 31, 2009 to income of $427,000 for the corresponding period in 2010.  This was mainly due to Croatian Government grants received in the nine months ended March 31, 2010.

Administrative and General Expenses. Administrative costs in the nine months to March 31, 2010 were at a similar level to those incurred in the same period in the previous year.  The reduction was from $1,351,000 in the nine months ended March 31, 2009 to $1,340,000 in the nine months ended March 31, 2010.

Foreign Currency Gains and Losses.  We suffered during the financial meltdown of late 2008 and the ensuing currency exchange turmoil between EUR and JPY led to a loss of $3,021,000 for the nine month period ended March 31, 2009.  In the nine months ended March 31, 2010, our net losses in foreign currency were $1,353,000 of which $1,036,000 was incurred in the three months ended March 31, 2010 primarily as a result of the Euro decreasing in value against major currencies, especially the US Dollar and the Japanese Yen, due to the current economic crisis in Europe related to Greece and potentially other countries in Europe.

Interest Expense. Interest expense increased from $663,000 in the nine months ended March 31, 2009 to $796,000 in the corresponding period of the current year.  This was due to an increase in the borrowings of the Company.

Liquidity and Capital Resources

Years ended June 30, 2009 and 2008

At June 30, 2009, we reported working capital of approximately $1,577,000 compared to approximately $1,600,000 at June 30, 2008.  At June 30, 2009, we had cash and cash equivalents in the amount of $1,421,000.

Cash Flows

The following table summarizes our cash flows for the years ended June 30, 2009 and 2008:

	Years Ended June 30,
	2009	2008
Total cash provided by (used in):
Operating activities	$(5,494,000)	$(1,613,000)
Investing activities	(1,466,000)	(192,000)
Financing activities	5,736,000	4,786,000
Effects of exchange rate changes	(375,000)	(24,000)
Increase/(Decrease) in cash and cash equivalents	$(1,599,000)	$2,957,000

Net cash used in operating activities for the year ended June 30, 2009 totaled $5,494,000, compared to $1,613,000 provided by operating activities for the year ended June 30, 2008.  The change is primarily due to the increase in the size of the inventory and the repayment of a loan relating to an advance payment received in connection with a sale completed in fiscal year 2009.

Cash used in investing activities for the year ended June 30, 2009 was $1,466,000 compared to $192,000 for the year ended June 30, 2008.  The change is due primarily to higher investment in new tangible assets, including a new boat for MB Lubin d.o.o.

Cash provided by financing activities for the year ended June 30, 2009 totaled $5,736,000, compared to $4,786,000 of cash provided by financing activities for the year ended June 30, 2008.  The change is due primarily to an increase in bank loans from Erste & Steirmaerkische of HRK 29,000,000 ($5,438,000)

Nine months ended March 31, 2010 and 2009

At March 31, 2010, we had working capital of approximately $2,570,000 compared to approximately $2,948,000 (after the reclassification of $1,371,000 of related parties liabilities to non-controlling interest in variable interest entities (VIE), as described in Note 2 to the consolidated financial statements) at June 30, 2009.  At March 31, 2010, we had cash and cash equivalents in the amount of $1,079,000.

Cash Flows

The following table summarizes our cash flows for the nine months ended March 31, 2010 and 2009:
	Nine months ended March 31,
	2010	2009
Total cash provided by (used in):
Operating activities	$(751,000)	$(3,616,000	) )
Investing activities	(2,267,000)	(2,483,000	) )
Financing activities	2,533,000	4,364,000
Effects of exchange rate changes	143,000	(265,000)
Increase/(Decrease) in cash and cash equivalents	$(342,000)	$(2,000,000)

Net cash used in operating activities for the nine months ended March 31, 2010 totaled $751,000 compared to $3,616,000 used in operating activities for the nine months ended March 31, 2009.  In the nine months ended March 31, 2010, the Company decreased its net inventory by $2,498,000.  Fish feed and supplies were reduced by $1,068,000 as a result of lower quantity of fish feed on hand at March 31, 2010.  The live stock inventory had approximately the same quantity of biomass but the cost per kg of biomass was lower primarily due to the purchase of 330 metric tons of live tuna from another Croatian farming entity at favorable prices which brought the average cost per kg of carrying value down.

Cash used in investing activities for the nine months ended March 31, 2010 was $2,267,000 compared to $2,483,000 for the nine months ended March 31, 2009.  These investments included additional infrastructure to increase the capacity of freezing and storing of fish feed primarily involving the purchase of specialized freezer equipment to improve the handling and efficiency of the stock feeding system.

Cash provided by financing activities for the nine months ended March 31, 2010 totaled $2,533,000, compared to $4,364,000 of cash provided by financing activities for the nine months ended March 31, 2009.  The sources of the new funding were a new bank loan from Erste & Steirmaerkische of JPY 180,000,000 ($1,939,000) and additional loans from Atlantis of $439,000.

Sources of Liquidity

Our most significant sources of liquidity have been cash generated by operations as well as lines of credit with commercial banks and by advances made by Atlantis.  Additionally, Atlantis has provided loan guarantees and other credit support through its banking relationships.

Sales of tuna occur during the winter when the sea temperature is lowest to maximize the quality and value of the product (November to February).  There are generally no sales generated during the rest of the year.  Accordingly, the Company needs to finance its operations with available capital during the non-selling months.

We raised initial net proceeds of approximately $7.3 million in a financing transaction that was completed on June 30, 2010.   Additionally, we have an agreement in principle with Atlantis providing for a $15 million line of credit.  The details of this line of credit are being negotiated and we expect to enter into a definitive agreement with Atlantis shortly.  We believe that the proceeds from the financing, the proposed Atlantis line of credit and cash generated by operations will be sufficient to continue to finance our present operations through the harvest season and for the remainder of our fiscal year ending June 30, 2011.

We will need to obtain additional capital in order to expand operations and remain profitable.  We plan to pursue sources of additional capital by issuing securities through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may also consider advance sales of tuna to customers.  Additionally, we are pursuing increases in available bank lines and borrowings that may be available to us once we have completed this Offering and/or raised additional capital.  There can be no assurance that any additional financing on commercially reasonable terms or at all will be available when needed.  The inability to obtain additional capital may reduce our ability to continue to conduct business operations as currently contemplated.  Any additional equity financing may involve substantial dilution to our then existing stockholders.

Seasonality

As explained above, sales of tuna occur during the winter when the sea temperature is lowest to maximize the quality and value of the product (November to March).  There are generally no sales generated during the rest of the year.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our consolidated financial condition, revenues, results of operations, liquidity or capital expenditures.

Pro Forma Balance sheet at March 31, 2010 - Unaudited
(In thousands of USD)

The following pro-forma balance sheet gives effect to the completion of the reverse merger of Kali Tuna into the Company in exchange for 30,000,000 common shares and the effect of a private placement of 7,300,000 Units for $1.00 per Unit consisting of 7,300,000 shares of common stock and warrants to purchase 1,460,000 shares of common stock for $2.00 per share. It also reflects issuance of 511,000 shares as placement agent compensation.

			Pro-forma Adjustments
	Lions Gate Lighting Corp. at February 28, 2010 - Historical (Unaudited)	Kali Tuna at March 31, 2010 - Historical (Unaudited)	Settlement of Liabilities		Reverse Merger		Proceeds of offering		Pro-forma adjusted at March 31, 2010

Cash	14	1,079	(14	)(1)			7,300	(3)	8,206
							(173	)(3)
Inventory		16,948							16,948
Receivable from related party for advance received by related party		5,897							5,897
Other Current Assets		2,959							2,959
Total Current Assets	14	26,883	(14)				7,127		34,010

Property and equipment, net		9,626							9,626
Other assets		13							13

Total assets	14	36,522	(14)				7,127		43,649

Accounts payable		2,257							2,257
Due to related parties	132	290	(132	)(1)			1,000	(3)	1,790
							500	(4)
Loan from shareholder		957							957
Borrowings		13,557							13,557
Liability for advance received by related party		5,897							5,897
Other current liabilities		1,355							1,355
	132	24,313	(132)				1,500		25,813
Non-current liabilities		34							34

Total liabilities	132	24,347	(132)				1,500		25,847

Common Stock
Authorized: 100,000,000 common shares, par value $0.001 per share
Issued and outstanding: 7,450,000 shares historical; 45,261,000 pro-forma	7				30	(2)	8	(3)	45
Capital		4			(4	)(2)			-
Additional Paid in Capital	46				(79	)(2)	6,119	(3)	6,086

Accumulated comprehensive income (loss)	(2)	3,593			2	(2)			3,593
Retained Earnings (Deficit)	(169)	9,185	118	(1)	51	(2)	(500	)(4)	8,685
Total Stockholders' equity (deficiency)	(118)	12,782	118		-		5,627		18,409
Noncontrolling interest		(607)							(607)
Total Equity (deficit)	(118)	12,175	118		-		5,627		17,802

Total liabilities and equity	14	36,522	(14)				7,127		43,649

(1)	Represents settlement of all liabilities in accordance with the share exchange agreement.

(2)
To adjust for the issuance of 30,000,000 shares of common stock in exchange for 100% of the ownership interest of Kali Tuna and to eliminate the historical equity accounts of Lions Gate as Kali Tuna is the successor to Lions Gate for accounting purposes.

(3)
To adjust for the issuance of 7,300,000 units for cash proceeds of $7,300,000, net of estimated offering costs of $1,173,000 comprised of Placement Fees of $73,000 and other expenses of $1,100,000. Also includes issuance of 511,000 shares as placement agent compensation.

(4)	To adjust for an estimated $500,000 in pre-startup and formation costs incurred by Atlantis that are to be reimbursed by Umami upon the successful completion of the Exchange and Offering.

RISK FACTORS

An investment in our securities involves a high degree of risk.  In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this current report on Form 8-K before making a decision to purchase our securities.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

Proceeds from the Financing may not be sufficient to sustain our operations

We anticipate, based on currently proposed plans and assumptions relating to our ability to market and sell our products, that our cash on hand including the proceeds from the Financing and amounts expected to be made available by Atlantis under a proposed line of credit facility will satisfy our operational and capital requirements for the next 12 months.  However, without additional capital we will be unable to significantly expand our markets or make significant acquisitions.  Also, if we fail to finalize the agreement providing for the line of credit and if we are unable to realize satisfactory revenue in the near future, we will be required to seek additional financing to continue our operations beyond that period. There can be no assurance that any additional financing on commercially reasonable terms will be available when needed.  The inability to obtain additional capital may reduce our ability to continue to conduct business operations as currently contemplated.  Any additional equity financing may involve substantial dilution to our then existing stockholders.

Regulation of our industry may have an adverse impact on our business.

For years, the international community has been aware of and concerned with the worldwide problem of depletion of natural fish stocks.  In the past, these concerns have resulted in the imposition of quotas that subject individual countries to strict limitations on the amount of fish they are allowed to catch.  Environmental groups have been lobbying to have additional limitations on fishing imposed and have even made suggestions that would limit the activities of fish farms.  If international organizations or national governments were to impose additional limitations on fishing and fish farm operations, this could have a negative impact on our results of operations.

Our lack of diversification may increase the risk of an investment in Kali Tuna, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our business focus is on the farming and processing of Northern Bluefin Tuna in Croatia.  We lack diversification, in terms of both the nature and geographic scope of our business.  As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile.  If we fail to diversify our operations either through natural growth or through acquisitions, our financial condition and results of operations could deteriorate.

Concerns about the state of the bluefin tuna population may lead some customers to look for alternatives.

In the Mediterranean, large quantities of bluefin tuna are taken for on-growing in fish cages. Statistics for culturing are even less accurate than official catch statistics.  Experts estimated the total Atlantic bluefin aquaculture production during 2006 at between 20,000 and 30,000 metric tons.

Responding to fears of a collapse of bluefin tuna stock in the Mediterranean, a number of tuna buyers have occasionally threatened boycotts unless drastic measures are taken to protect the threatened tuna stock.  In addition, some restaurants in Europe have stopped buying Mediterranean bluefin tuna and replaced the bluefin with other tuna species, such as yellowfin, albacore and bigeye.  If these boycotts become more widespread, they may have a negative impact on our results of operations.

The growth of our business depends on our ability to secure fishing licenses directly or through third parties and concessions for our farm locations.

Fish farming is a highly regulated industry.  Our operations require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities.  For example, commercial fishing operations are subject to government license requirements that permit them to make their catch.  In addition, our offshore farms that harbor the cages containing our tuna livestock are constructed pursuant to concessions granted by the local government that has jurisdiction over the waters where our farms are located.  Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors. Our inability to obtain, or a loss of or denial of extension, to any of these licenses or permits could hamper our ability to produce revenues from our operations.

We are dependent on an affiliate for our fishing and towing operations.

A large portion of our fishing and towing operations is conducted by M.B. Lubin, an affiliated entity because it is owned by Dino Vidov, our General Manager.  M.B. Lubin owns a fleet of seven fishing vessels that catch fish, typically in the Adriatic, store them in cages and tow those cages back to our farming locations where they are transferred into permanent holding pens.  We do not have our own fishing vessels and, moreover, do not possess the requisite licenses to catch our own fish. If for any reason, M.B. Lubin would be unable or unwilling to continue to provide its services to us, this would likely lead to a temporary interruption in  the supply of fish at least until we find another entity that can provide these services for us.  Failure to find a replacement for M.B. Lubin even on a temporary basis, may have an adverse effect on our results of operations.

Almost all our products are sold to only three customers.

We have derived, and over the near term we expect to continue to derive, all of our sales from a small number of customers.  All of our products are sold to only three trading houses for further sale into the Japanese market.  The loss of any of these customers or non-payment of outstanding amounts due to the Company by any of them could materially and adversely affect our business in terms of results of operations, financial position and liquidity.

It may be difficult to effect service of process and enforcement of legal judgments upon our company and our officers and directors because some of them reside outside the United States.

As our operations are presently based in Croatia and our key directors and officers reside outside the United States, service of process on our key directors and officers may be difficult to effect within the United States. Also, substantially all of our assets are located outside the United States and any judgment obtained in the United States against us may not be enforceable outside the United States.

We may be adversely affected by the fluctuation in raw material prices and selling prices of our products.

The products and raw materials we use may experience price volatility caused by events such as market fluctuations, weather conditions or changes in governmental programs. The market price of these raw materials may also experience significant upward adjustment, if, for instance, there is a material under-supply or over-demand in the market.  These price changes may ultimately result in increases in the selling prices of our products, and may, in turn, adversely affect our sales volume, revenue and operating profit.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Loss of Oli Steindorsson, our Chairman, could impair our ability to operate.

If we lose Oli Steindorsson, our Chairman, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified management personnel.  We have entered into an employment agreement with Mr. Steindorsson.  The loss of Mr. Steindorsson could have some effect on our operations.  If we were to lose our Chairman, we may experience temporary difficulties in competing effectively, developing our technology and implementing our business strategies. We do not have key man life insurance in place for any of our key personnel.

Our business may suffer if we do not attract and retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting the business of the Company. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business.

Our success depends on the ability of our management and employees to interpret market and aqua-biological data correctly and to interpret and respond to economic, market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

Our management team has limited experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has only limited public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Penalties we may incur could impair our business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.

Our insurance may be inadequate to cover liabilities we may incur.

Our involvement in the fish farming industry may result in our becoming subject to liability for pollution, property damage, personal injury or other hazards. Although we will obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.

Some consumers may refrain from purchasing tuna because it has been found to contain mercury,

Research has shown that tuna contains relatively high levels of mercury, a toxic substance.  Studies have suggested that mercury may cause health problems, including an increased risk of cardiovascular disease and neurological symptoms.

The high mercury concentration in tuna relative to other fish species is due to its large size and resulting high position in the food chain and the subsequent accumulation of heavy metals from its diet.  As awareness of the real or perceived risks associated with the consumption of a fish that contains this substance spreads, increasing numbers people may refrain from consuming tuna.  If this were to occur, this will have an adverse impact on our business.

Fluctuations in Foreign Exchange Rates Could Have an Adverse Effect on the Company’s Results of Operations.

The Company’s operations through its subsidiary are conducted in foreign currencies.  For example, most of its sales are paid for in Japanese Yen while most of its expenses are paid for in Croatian Kuna and Euros.  The value of these currencies fluctuate relative to the U.S. dollar.  As a result, the Company is exposed to exchange rate fluctuations, which could have an adverse effect on its results of operations in a given period.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our Common Stock and no market for the warrants.

It is anticipated that there will be a limited trading market for the Common Stock on the Over-the-Counter Bulletin Board.  The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using Common Stock as consideration.

You may have difficulty trading and obtaining quotations for our Common Stock.

The Common Stock may not be actively traded, and the bid and asked prices for our Common Stock on the NASD Over-the-Counter Bulleting Board may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the Common Stock, and would likely reduce the market price of our Common Stock and hamper our ability to raise additional capital.

The market price of our Common Stock may be, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of Common Stock and other forms of equity securities, which we expect to make in connection with future acquisitions or capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions or other business initiatives;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements by relevant governments pertaining to additional quota restrictions; and

•	fluctuations in interest rates and the availability of capital in the capital markets.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, expenses that we incur, prices of feed used in our business, the price that customer are willing and able to pay for our products and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our Common Stock may decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Common Stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the Common Stock.

Directors and officers of the Company will have a high concentration of Common Stock ownership.

Based on the 45,261,000 shares of Common Stock that are estimated to be outstanding (excluding shares underlying Warrants) as of the date hereof, our officers and directors will beneficially own approximately 74.8% of our outstanding Common Stock.  Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of the Company.  Additionally, as a result of their high level of ownership, our officers and directors might be able to strongly influence the actions of the Company’s board of directors (the “Board”) and the outcome of actions brought to our shareholders for approval. Such a high level of ownership may adversely affect the voting and other rights of our shareholders.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our Common Stock, which may affect the trading price of our Common Stock.

Shares of Common Stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock giving effect to the Share Exchange and the issuance of 7,300,000 Units.  The table sets forth the beneficial ownership of (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of Common Stock; (ii) each of the nominees for director and executive officer of the Company; and (iii) all of our executive officers and nominees for director as a group.  The number of shares owned includes all shares beneficially owned by such persons, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days of June 30, 2010, 2010 through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.  The address of each executive officer and director is c/o the Company, 405 Lexington Avenue, 26th Floor, Suite 2640, New York, NY 10174.

Name of Beneficial Owner	Number of Shares	Percentage(1)

Atlantis Group hf Storhofda 15 110 Reykjavik Iceland	30,000,000	66.3%
Oli Valur Steindorsson (2)	34,453,333	74.8%
Frederick Charles Kempson	-0-	N/A
Michael David Gault (3)	30,000,000	66.3%
Dan Zang (4)	50,000	*
Executive Officers and Directors as a Group (four persons)	34,503,333	74.8%

* Denotes less than 1%
(1)
Beneficial ownership percentages gives effect to the completion of the Share Exchange, and are calculated based on 45,261,000 shares of Common Stock issued and outstanding as of July 1, 2010.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of Common Stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 1, 2010.  The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)
Includes 30,000,000 shares owned by Atlantis Group HF (“Atlantis”) of which Mr. Steindorsson may be deemed to be the beneficial owner in his capacity as Chief Executive Officer of that entity.  Mr. Steindorsson disclaims beneficial ownership in the shares owned by Atlantis.  In addition, includes 400,000 shares and 80,000 shares issuable upon exercise of warrants held by Aur Capital Inc. of which Mr. Steindorsson may be deemed a control person.  It further includes 3,200,000 shares and 640,000 shares issuable upon the exercise of warrants held by Aurora Investments Ltd. of which Mr. Steindorsson may be deemed a control person.  Also includes 133,333 shares issuable upon currently exercisable options.  Does not include 666,667 shares issuable upon exercise of unvested options.

(3)
Includes 30,000,000 shares owned by Atlantis of which Mr. Gault may be deemed to be the beneficial owner in his capacity as Chairman of that entity.  Mr. Gault disclaims beneficial ownership in the shares owned by Atlantis.

(4)	Consists of shares issuable upon exercise of currently exercisable options. Does not include 250,000 shares issuable upon exercise of unvested options.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company’s executive officers and directors. Officers are appointed annually by the Company’s board of directors (the “Board”). Each of the following officers and directors were appointed on June 30, 2010.

Name	Age	Position
Oli Valur Steindorsson	36	Chairman, President and Chief Executive Officer
Daniel Zang	56	Chief Financial Officer and Secretary
Frederick Charles Kempson	67	Director
Michael David Gault	43	Director

Oli Steindorsson has been a director of Kali Tuna since 2005.  Since 2004, he has been the Chief Executive Officer of Atlantis Group, a seafood trading company.  In addition, he has been a director and executive officer in the following entities: Atlantis Chile: 2004 – 2007  (holding company for salmon farming company divested in 2006, subsidiary closed 2007); Atlantis Miami: 2004 – 2007 (seafood trading company, divested in 2007); Atlantis Japan: 2006 – current (seafood sales company); Atlantis Resources Australia: 2004 – current  (seafood trading, holding company); Coral Sea Fishing PTY ltd: 2007 – current (seafood processor, patent holder); KT doo Finance PTY ltd: 2004 – current (holding company); Havtorsk Sales AS; 2004 – current (seafood export company, cod farming); Kali Tuna Doo; 2006 – current (seafood export, tuna and pelagic fisheries, tuna farming); Baja Aquafarms SA de CV: 2004 - 2006 (seafood export, tuna farming, vessel operations). He has also been involved in the following real estate activities: Phoenix Investments ltd (Iceland)  2004 – 2006 (developed several commercial and residential properties in Iceland, sold out April 2006); Phoenix Real Estate AS (Norway) 2004  - current (small scale real estate); Atlito PTY Ltd  (Australia) 2004 – current (small scale real estate, assets sold out 2007, 2008); Valkyrie Investments Pty Ltd (Australia) 2004 – current, Adiantum (Lithuania) 2008 – current (developing several commercial and residential land plots); Aurora Investments 2006 – current (holding company for shares in Atlantis Group, various financing activities to Atlantis Group). Mr. Steindorsson attended the University of Iceland where he earned a B.Sc. degree in Business Administration in 1998.

Daniel G. Zang became Chief Financial Officer at the completion of the Share Exchange.  He had been a consultant to Kali Tuna since January 2010. Prior to joining us, he served as Controller and Treasurer since October 2007 and Controller since June 2007 of General Moly, Inc.  Mr. Zang served as Chief Financial Officer of Hubble Homes from June 2004 to April 2007.  Mr. Zang also served in various accounting positions for PeopleSoft/J.D. Edwards from June 1996 to June 2004.  Mr. Zang has over 30 years experience in Accounting, Auditing and Finance.  Mr. Zang was also employed by M.D.C. Holdings, Inc., Cyprus Minerals Company, Price Waterhouse and Fox & Company.  He holds a Bachelor of Science in Accountancy and he is a certified public accountant in the state of Colorado.

Frederick Charles Kempson has been a Managing Director of Kempson Capital Pty Ltd., a business consulting firm based in Sydney, Australia, since December 2001.  He has also been the Chairman of Millhouse IAG Ltd, a financial services firm based in Brisbane, Australia, since July 2004.  In addition, he has been the Chairman of Simple Trade Pty Limited, an internet service provider based in Sydney, Australia, since January 2008.  He is also a member of the board of directors of the following entities: Southland Advisory Services Pty Ltd, Willowbreeze Pty Limited, Wine Capital Pty Limited, TH Capital Pty Limited, Aqua Foods Resources Limited, Eng Steel Pty Ltd. and KT Doo Finance Pty Ltd.  Mr. Kempson holds a Bachelor of Commerce from the University of New South Wales.

Michael David Gault is one of the co-founders of Atlantis Group and has been the Chairman of that entity since 2006.  Since August 2008, he has been the Chief Executive Officer of Guardtime Ltd., a software company maintaining an infrastructure which allows electronic data to be used as evidence in court.  He was a Managing Director at Barclays Capital  from April 2005 until August 2008 where he was responsible for developing financial products for the Japanese market.  From 1997 until 2005 he was a director at Credit Suisse.  Mr.Gault brings over 20 years diverse experience including stints in the military, academia, engineering and financial derivatives.  He received a PhD in Electronic Engineering from the University of Wales.

Employment Agreements

Effective as of the closing date of the Share Exchange, the Company has entered into three-year employment agreements with Oli Valur Steindorsson, the Company’s President and Chief Executive Officer, and Dan Zang, the Company’s Chief Financial Officer.

The term of each employment agreement will automatically be renewed for successive one-year terms unless either the Company or the employee provides, at least 90 days before the expiration day of the agreement, written notice to the other party that the agreement will not be renewed.

Mr. Steindorsson’s annual base salary is fixed at $250,000 and Mr Zang’s is fixed at $179,000 which, in Mr. Zang’s case, includes a $9,000 allowance for health insurance until such time that the Company offers its own health plan to its employees. Annual reviews of both the base salary and bonuses, if any, are made at the Board’s discretion.  Mr. Steindorsson and Mr. Zang were also granted five-year options to purchase 800,000 shares and 300,000 shares, respectively, exercisable at $1.00 per share.

Each agreement includes standard termination provisions that cover both “for cause” and “without cause” termination circumstances.  In addition, each agreement provides that in the event of termination as a result of a change of control (as defined in the agreement), the Company will be required to pay the employee two times his annual salary in addition to fulfilling its obligations under the agreement.

Mr. Steindorsson’s agreement provides that he will spend no less than 80% of his time working for the Company.

Compensation of Directors

It is anticipated that each non-executive director will be granted five-year options to purchase 500,000 shares of common stock at $1.00 per share.  One sixth of the options vest immediately, with an additional one sixth vesting on the first anniversary of the date of grant.  One third of the options will vest on the second anniversary and the balance vest on the third anniversary.  Non-executive directors do not currently receive any other fees for their service on the Board.  The Company reimburses the non-management directors for reasonable travel expenses to attend Board meetings.  It is anticipated that the Company will establish a compensation plan for non-executive directors.  Such plan may include both a cash and equity component.

Stock Option Plan

The Company does not currently have a option plan. However, it is expected that the Board will adopt a stock option plan that will provide for the issuance of up to 5,000,000 shares of common stock (the “Plan”).  Assuming that the Plan is ratified by the Company’s shareholders in accordance with applicable law, it is anticipated that under the Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 or which are not intended to qualify as Incentive Stock Options thereunder.

The primary purpose of the Plan is to attract and retain the best available personnel for the Company in order to promote the success of the Company’s business and to facilitate the ownership of the Company’s stock by employees.  In the event that the Plan is not ratified by shareholders, the Company may have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants.

Certain Relationships and Related Transactions

Call Option Agreement

Contemporaneously with the completion of the Share Exchange, the Company entered into a call option agreement that grants the Company, until December 1, 2010, the right to purchase from Atlantis the following assets at the prices set forth below:

Asset	Option Exercise Price

The patent and the U.S. ownership rights to Freshtec, a method to treat food, fish and meat to improve storage durability of the food being treated. The patent application is pending and is expected to be issued within the next 4 months.	$2,300,000
Farming Concession for up to 1,000 tons stocking rights for for striped sea bass, yellow tail tuna and king fish with necessary farming equipments, at Todos Santos, Mexico.	$1,500,000
Factory equipment for food processing, packaging and processing using the Freshtec method.	$1,500,000
The entire share capital in Havetorsk AS, Mausund, Norge, a Norwegian cod farming company.	$7,000,000

The options are exercisable at the Company’s sole discretion and may be exercised as to each individual asset or all of the listed assets on a combined basis.

Sales Agency Agreement

Contemporaneously with the completion of the Share Exchange, the Company entered into a sales agency agreement with Atlantis.  Under the terms of the agreement, Atlantis will be granted the exclusive right to sell, on the Company’s behalf, all of its Northern Bluefin Tuna products into the Japanese market. As a result, the agreement requires the Company to make all sales into Japan through Atlantis.  Because of Atlantis’s agreement with Daito Gyouri of Japan, the Daito Agreement, the Company believes that it will realize significant sales volume as a result of the sales agency agreement.

The Company will pay to Atlantis a commission of 2% of all net sale proceeds under the agreement.  The agreement may be terminated at any time by either party upon six months prior notice. In addition, it may be terminated immediately by the Company if Atlantis defaults in its obligations under the agreement following a 21-day notice and cure period.

Oli Valur Steindorsson, the Company’s President and Chief Executive Officer, and Michael David Gault, a director of the Company, are shareholders and executive officers of Atlantis.

As of June 30, 2010, parties related to Atlantis, our principal shareholder, have advanced approximately $4,900,000 in payment of the purchase price of an anticipated corporate acquisition by us.  We are continuing to negotiate with this target.  It is expected that any funds advanced will be repaid by us following the completion of the acquisition.  No assurance can be provided at this time that the acquisition will be completed.  In case the transaction is not completed, the target company has agreed to repay to the Atlantis affiliate all advances.

Item 3.02 Unregistered Sales of Equity Securities.

Items 1.01 and 2.01, above, are responsive to this Item 3.02 and are incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

Item 2.01, above, is responsive to this Item 5.01 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 2.01, above, is responsive to this Item 5.02 and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of the Share Exchange described under Item 1.01, the Company’s fiscal year end is being changed from February 28 to Kali Tuna’s fiscal year end, June 30.  Because of the Company’s status as a shell company prior to the completion of the Share Exchange, Kali Tuna is deemed to be the surviving entity for accounting purposes.

Section 5.06 Change in Shell Company Status.

As a result of the Share Exchange, the Company has ceased to be a shell company as such term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

Attached hereto

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

2.1	Share Exchange Agreement (1)

4.1	Form of Common Stock Warrant

10.1	Employment Agreement dated July 1, 2010 with Oli Valur Steindorsson

10.2	Employment Agreement dated July 1 2010 with Dan Zang

10.3	Sales Agency Agreement dated June 30, 2010 with Atlantis Group hf

10.4	Call Option Agreement dated June 30, 2010 with Atlantis Group hf

(1)	Incorporated by reference to the Company’s Current Report on Form 8-K filed May 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIONS GATE LIGHTING CORP.

July7, 2010	By:	/s/ Daniel G. Zang
Chief Financial Officer

Kali Tuna d.o.o.

Consolidated Financial Statements

as of and for the years ended
June 30, 2009 and 2008

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of Kali Tuna d.o.o.
Kali, Croatia

We have audited the accompanying consolidated balance sheets of Kali Tuna d.o.o. (Company) as of June 30, 2009 and 2008 and the related consolidated statements of operations, changes in equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the consolidated financial statements based on our audits.

We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kali Tuna d.o.o. as of June 30, 2009 and 2008, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

RAMIREZ INTERNATIONAL
Financial & Accounting Services, Inc

Irvine, California
December 17, 2009

3

Consolidated Statements of Operations
for the years ended June 30, 2009 and 2008 (in thousands of USD)

	2009	2008

Net revenue	24,070	11,665
Cost of tuna sold	(17,380)	(10,099)

Gross profit	6,690	1,566

Other operating income	619	512
Administrative and general expenses	(1,475)	(1,634)

Operating profit	5,834	444

Investment income	62	555
Gain (loss) from foreign currency transactions	(3,176)	470
Interest expense	(710)	(512)
Profit before taxes	2,010	957
Income tax expense	(510)	(163)
Minority interest	(169)	(339)
Net income	1,331	455

The notes on pages 8 to 16 are an integral part of these Consolidated Financial Statements

4

Consolidated Balance Sheets
June 30, 2009 and 2008 (in thousands of USD)

	2009	2008
ASSETS
Current assets
Inventories	20,324	19,431
Trade accounts receivable	238	62
Accounts receivable from related parties	0	264
Other current assets	1,374	1,361
Cash and cash equivalents	1,421	3,020
Total current assets	23,357	24,138

Non-current assets
Property and equipment, net	8,561	9,200
Other assets	18	27
Total Assets	31,936	33,365

LIABILITIES AND EQUITY
Current liabilities
Trade accounts payable	2,918	1,614
Accounts payable to related parties	4,900	4,004
Borrowings	12,076	6,574
Loan from shareholder	560	0
Liability for advance received	0	9,192
Income taxes payable	483	121
Deferred income tax liabilities	201	181
Other current liabilities	642	852
Total current liabilities	21,780	22,538

Non-current liabilities
Loan from shareholder	0	669
Obligation under capital lease	19	31
Total Liabilities	21,801	23,238

Minority interest	3	257

Commitments and contingencies

Stockholder's equity
Capital	4	4
Retained earnings	7,073	4,943
Negative equity of VIE	(909)	(100)
Accumulated currency translation adjustments	3,966	5,023
Total stockholder's equity	10,134	9,870
Total liabilities and stockholder's equity	31,936	33,365

The notes on pages 8 to 16 are an integral part of these Consolidated Financial Statements

5

Consolidated Statements of Changes in Equity for the years ended June 30, 2009 and 2008 (in thousands of USD)

				Accumulated
				Currency
		Retained	Negative	Translation	Total
	Capital	earnings	equity of VIE	Adjustments	equity

Equity July 1, 2007	4	11,076	(634)	2,653	13,099
Dividends paid		(6,054)			(6,054)
Comprehensive income:
Net income (loss)		(79)	534		455
Translation adjustments				2,370	2,370
Total comprehensive income					2,825
Equity June 30, 2008	4	4,943	(100)	5,023	9,870
Comprehensive income:
Net income (loss)		2,130	(799)		1,331
Translation adjustments			(10)	(1,057)	(1,067)
Total comprehensive income					264
Equity June 30, 2009	4	7,073	(909)	3,966	10,134

The notes on pages 8 to 16 are an integral part of these Consolidated Financial Statements

6

Consolidated Statements of Cash Flows
for the years ended June 30, 2009 and 2008 (in thousands of USD)

	2009	2008
Operating activities
Net income	1,331	455
Adjustments to reconcile to net cash used in operating activities:
Minority interest	169	339
Depreciation and amortization	959	1,078
Deferred income tax	40	(65)

Changes in assets and liabilities:
Inventories	(3,007)	(2,836)
Accounts receivable	50	5,191
Other current assets	57	(645)
Accounts payable	(6,368)	(5,250)
Income taxes payable	228	(290)
Other current liabilities	1,047	410

Net cash used in operating activities	(5,494)	(1,613)

Investing activities
Purchases of fixed assets	(1,561)	(311)
Proceeds from sale of equipment	95	0
Short term financial investments	0	119

Net cash used in investing activities	(1,466)	(192)

Financing activities
Dividends paid	(220)	(7,457)
Repayments of long-term liabilities	(9)	(8)
Repayments of shareholder loans	(33)	(25)
Repayments of borrowings	(5,000)	(16,781)
Escrow deposit in connection with letter of credit	(83)	0
New borrowings	11,080	19,845
Advance received	0	9,212

Net cash provided by financing activities	5,736	4,786

Subtotal	(1,224)	2,981

Effects of exchange rate changes on the balance of cash held in foreign currencies	(375)	(24)
Cash and cash equivalents at beginning of year	3,020	63

Cash and cash equivalents at end of year	1,421	3,020

Supplemental Cash Flow Information
Cash paid during the period for:
Interest	610	427
Income taxes	314	1,104

The notes on pages 8 to 16 are an integral part of these Consolidated Financial Statements

7

Notes to the Financial Statements

1.	General information

Kali Tuna d.o.o. (Company or KT) is incorporated as a limited liability company and operates in the Republic of Croatia. The Company´s core business activity is farming and selling bluefin tuna. The Company farms two different types of bluefin tuna: Mediterranean tuna and Adriatic tuna. The production is seasonal as tuna is caught mostly during May and June. Mediterranean tuna has an average farming period of six months and Adriatic tuna requires a farming period between 1.5 years and 3 years.

2.	Significant accounting policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). Items included have been measured in Croatian Kunas, Kali Tuna's functional currency, and the financial statements have been translated into United States dollars (USD), which is the presentational currency of the Company.

All amounts are stated in thousands of USD, unless indicated otherwise.

Transactions in foreign currencies are initially recorded at the rates of exchange prevailing on the dates of the transactions. Assets and liabilities are translated at the rates prevailing on each balance sheet date. Revenue and expenses are translated at average exchange rates in effect during the period. The results of transaction gains and losses are reflected in the Statements of Operations. Equity is translated at historical rates and the resulting translation adjustments are reflected as accumulated other comprehensive income.

Accounting estimates

The preparation of financial statements in conformity with US GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Management exercises significant judgment in estimating both the quantities and the fair value of tuna inventories.

Basis of consolidation

The Company has had relationships, through common control and various business transactions (renting of ships, buying and farming of live tuna) with two companies, Kali Tuna Trgovina d.o.o. (KTT) and MB Lubin d.o.o. (Lubin). Lubin is owned by Mr. Dino Vidov, a manager for Kali Tuna; however, it is controlled by the Company's ultimate parent, Atlantis Group hf.

The Company owns a 50% interest in KTT. The remaining 50% interest in KTT is owned by Bluefin Tuna Hellas (BTH). In accordance with its joint venture agreement with BTH, the Company has historically sold tuna inventory to KTT at its cost, and KTT in turn has sold the tuna to unrelated third parties. However, as a result of the tax contingency matter described in Note 17, the Company and BTH modified their joint venture agreement during the year ended June 30, 2009 so that the joint venture activity is conducted entirely within Kali Tuna rather than through KTT. As more fully described in Notes 6 and 16, BTH continued to provide financing for the joint venture activities and participate in the profits derived there from. The BTH share of profits from the joint venture has been reflected as minority interest in these consolidated financial statements.

The fiscal year of KTT is from May 1 to April 30. Its operations are mostly in July to January each year. Therefore, the difference in fiscal year has no material effects on the results reported in the consolidated financial statements.

Based upon the guidance of FASB interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN No. 46R) the Company has determined that KTT and Lubin are variable interest entities of which the Company is the primary beneficiary. These companies are therefore consolidated in Kali Tuna's financial statements.

All material inter-company transactions and balances have been eliminated in consolidation.

8

Notes to the Financial Statements

2.	Significant accounting policies (continued)

Risk management

The Company is exposed to financial risks arising from changes in tuna prices. The Company does not anticipate that tuna prices will decline significantly in the foreseeable future and, therefore, has not entered into derivative or other contracts to manage the risk of a decline in tuna prices. The Company reviews its outlook for tuna prices regularly in considering the need for active financial risk management.

Revenue recognition

Revenue is recognized when tuna inventory is delivered and the Company has transferred to the buyer the significant risks and rewards of ownership. Revenue is presented net of value added taxes collected.

Fair value of financial instruments

The carrying value of the Company‘s accounts receivable, advances, short term borrowings and accounts payable approximates fair value because of the short-term maturity of these instruments. The Company does not hold any financial instrument for trading purposes.

Leases

Leases are classified as capital leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases. Assets held under capital leases are recognized as assets of the Company at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liabilities are included in the balance sheet as obligations under capital lease.

Long lived assets

The Company reviews its long-lived assets for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. The Company has identified no such impairment losses as of June 30, 2009.

Income taxes

Deferred income taxes are provided under the liability method and reflect the net tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, using the enacted tax rates expected to be in effect when those differences reverse. The Company establishes valuation allowances when the realization of specific deferred tax assets is subject to uncertainty.

Property and equipment

Property and equipment are stated at cost and depreciated over the estimated useful lives of the related assets, which generally range from 2 to 50 years, using the straight line method. Maintenance and repairs, which do not extend asset lives, are expensed as incurred. The gain or loss arising on the disposal or retirement of an item of property and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Inventories

Inventories consist primarily of live tuna stock that the Company farms until the tuna reaches desirable market size. Management systematically monitors the size, growth and growth rate of the tuna to estimate the quantity at each balance sheet date. Live stock inventories are stated at the lower of cost or market value using the average cost method. Inventories of fish feed and supplies are stated at the lower of cost or market, using the average cost method.

Management periodically reviews inventory balances and purchase commitments to estimate if inventories will be sold at amounts (net of estimated selling costs) less than carrying value. If expected net realizable value is less than carrying value, the Company adjusts its inventory balances through a charge to cost of tuna sold.

9

Notes to the Financial Statements

2.	Significant accounting policies (continued)

Trade accounts receivable

Trade accounts receivable represents the balance owed to the Company by its customers in connection with sales transactions. An allowance for uncollectible accounts is determined by management based on a review of the Company’s accounts, with consideration of historical losses, industry circumstances and general economic conditions. Accounts are charged against the allowance when all attempts to collect have failed.

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid cash investments that mature in three months or less when purchased, to be cash equivalents. The Company’s bank deposits are generally not covered by deposit insurance.

Reclassifications

Certain items in the 2008 financial statement have been reclassified to conform with the 2009 presentation, with no effects on the previously reported net loss or equity.

3.	Significant concentrations

Sales of tuna to two customers in Japan accounted for approximately 99% and 97% of the Company's net revenue for the years ended June 30, 2009 and 2008, respectively.

4.	Income taxes

Income tax expense for the years ended June 30, 2009 and 2008 is comprised as follows:

	2009	2008
Current expense	(470)	(228)
Deferred benefit (expense)	(40)	65
	(510)	(163)

The variations between the calculated effective tax rates of 25.4% and 17% for the years ended June 30, 2009 and 2008 and the statutory tax rate of 20% are primarily attributable to tax benefits of MB Lubin’s loss carry forward that were fully offset by a valuation allowance in 2009, and the previously unrecognized benefits of MB Lubin’s loss carry forwards that were utilized in 2008.

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Deferred tax liabilities and assets have been recognized as of June 30, 2009 and 2008 in the following amounts based upon the indicated temporary differences:

	2009	2008

Inventories	210	300
Tax loss carry forwards	0	(92)
Other items	(9)	(27)
	201	181

At June 30, 2009, MB Lubin has tax loss carry forwards available for offset against future profits as follows:

Available through June 30, 2014	855
855

10

Notes to the Financial Statements

5.	Property and equipment

The Company´s property and equipment as of June 30, 2009 and 2008 were as follows:

	2009	2008
Cost:
Buildings	3,301	3,720
Vessels	7,292	8,178
Machinery and equipment	7,480	7,215
Fixtures and office equipment	121	119
	18,194	19,232
Less accumulated depreciation:
Buildings	893	838
Vessels	3,972	4,040
Machinery and equipment	4,694	5,090
Fixtures and office equipment	74	65
	9,633	10,032
Property and equipment, net	8,561	9,200

6.	Variable interest entities

The company has determined that it and its affiliates provided the majority of financial support to Lubin and KTT through various sources including the purchase and sale of inventory, rental income and unsecured loans. In addition, the company is a co-signatory of a Finance Agreement based on the bill of exchange concluded between Erste Factoring d.o.o. and Lubin as guarantor for repayment of Lubin´s liabilities to Erste Factoring d.o.o. in the amount of HRK 3.4 million (USD 655).

Financial support provided by the Company and its affiliates to Lubin and KTT for the years ended June 30, 2009 and 2008 follows:

	Lubin		KTT
	2009	2008	2009	2008

Rental income and sale of inventory	1,860	3,002	0	0
Purchase of inventory	26	92	0	10,854
Unsecured loans	5,597	4,427	61	3

Selected information from the balance sheets of Lubin and KTT as of June 30, 2009 and 2008, and the results of operations for the years then ended follow:

	Lubin		KTT
	2009	2008	2009	2008

Total assets	5,835	6,170	67	518
Total liabilities	6,744	6,270	62	3
Stockholders’ equity	(909)	(100)	5	514
Net sales	1,623	2,949	0	1,113
Net income (loss)	(799)	637	1	472

11

Notes to the Financial Statements

6.	Variable interest entities (continued)

As described in Note 2, the BTH joint venture activities previously conducted through KTT were conducted within the Company during the year ended June 30, 2009. BTH provided financing for these activities, as described in Note 16, and its 50% share in the profits generated has been reflected as minority interest within these consolidated financial statements. Selected balance sheet information related to these activities as of June 30, 2009, and the results of its operations for the year then ended were as follows:

Total assets	1,985
Total liabilities	1,341
Venturers' equity	644
Net sales	3,844
Net income	336

7.	Inventories

Inventories are comprised as follows as of June 30, 2009 and 2008:

	2009	2008
Live stock inventories:
Adriatic tuna
0-30 kg.	10,587	5,862
30-60 kg.	5,953	13,048
Mediterranean tuna + 60kg.	2,128	0
	18,668	18,910
Fish feed and supplies	1,656	521
Total inventories	20,324	19,431

Inventories are stated at the lower of cost and net realizable value. Cost is calculated on a weighted average basis and includes all costs to acquire and to bring the inventories to their present location and condition. Tuna weighing less than 30kg is stated at cost, as international regulations prohibit the sales of tuna under 30kg.   The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

The fair value of live tuna stock inventories at June 30, 2009 and June 30, 2008 is estimated at 22,152 and 21,166, respectively. Live tuna stock weighing 30kg or more is traded in Japan, with observable market prices that are based on the price that an unrelated third party is willing to pay for the inventory.  As there is no market for tuna less than 30kg, the fair value for this category is estimated to equal its cost.

8.	Other current assets

The company´s other current assets as of June 30, 2009 and 2008 were comprised as follows:

	2009	2008

Refundable value added tax	736	675
Prepaid expenses	282	9
Refundable income taxes	141	636
Deposits at Erste & Steiermaerkische bank	0	22
Escrow balance related to letter of credit	85	0
Other receivables	130	19
	1,374	1,361

12

Notes to the Financial Statements

9.	Cash and cash equivalents

The Company´s cash and cash equivalents as of June 30, 2009 and 2008 were comprised as follows:

	2009	2008

Domestic account balance	566	2,929
Foreign currency account balance	842	78
Cash on hand	13	13
	1,421	3,020

10.	Equity

The subscribed capital of the Company consists of four unequal stakes, all owned by KT DOO Finance Pty, Ltd. Australia (KTT DOO). Due to the unequal ownership stakes, calculations of earnings per share are not meaningful, and therefore not presented.

11.	Obligation under capital lease

The Company leases equipment under an arrangement classified as a capital lease, and had the following obligations as of June 30, 2009 and 2008:

	2009	2008

Total obligation under capital lease	28	40
Current maturities	(9)	(9)
Non-current obligation	19	31

Aggregated annual maturities under capital lease as of June 30, 2009 were as follows:

Year ending June 30, 2010	10
Year ending June 30, 2011	11
Year ending June 30, 2012	11
	32
Less interest	(4)
Total obligation under capital lease	28

12.	Trade accounts payable

	2009	2008

Domestic trade payables	1,367	838
Foreign trade payables	1,551	776
	2,918	1,614

13

Notes to the Financial Statements

13.	Borrowings

The Company's borrowings as of June 30, 2009 and 2008 were comprised as follows:

	Facility	Interest rate	2009	2008

Erste&Steiermaerkische bank d.d.	HRK 29,240,000	5%	3,705	6,348
Erste&Steiermaerkische bank d.d.	HRK 30,000,000	5%	5,777	216
Erste&Steiermaerkische bank d.d.	EUR 1,375,000	EURIBOR+5.5%	1,930	0
Erste Factoring d.o.o.	HRK 3,400,000	3M CHF LIBOR	655	0
		+ 5.75%
Current maturities of capital lease obligation			9	9
			12,076	6,574

Kali Tuna has a credit facility with Erste&Steiermaerkische bank. d.d. that consists of three revolving credit lines amounting to HRK 29,240,000 (USD 6,348), HRK 30,000,000 (USD 6,513) and EUR 1,375,000 (USD 1,931), which mature on September 1, 2009, September 15, 2009, and March 1, 2010, respectively. Lubin´s liability to Erste Factoring is payable on October 1, 2009.

All of the Company's fixed assets are pledged to the bank in connection with these loans.

14.	Liability for advance received

Kali Tuna signed an agreement for sale of 700 tons of Adriatic tuna to one of its customers at February 27, 2008. An advance payment of JPY 975 million (USD 9,192) was made by the customer, with annual interest of 3.0%. Based on market prices at the selling date in January 2009, the transaction was completed for an aggregate value of USD 11,490. In connection with this transaction, the Company realized a foreign currency exchange loss of USD 2,724 during the year ended June 30, 2009.

15.	Other current liabilities

	2009	2008
Income taxes payable	0	238
Salaries and related expenses payable	314	359
Other liabilities	328	255
	642	852

14

Notes to the Financial Statements

16.	Related parties

Related parties are those parties which have influence with the Company, directly or indirectly, either through common ownership or other relationship.

The Company has no share options or contracts with managers, its employees and other related parties to the Company. None of the managers, employees or other related parties holds shares in the Company except for K.T.DOO Finance, which holds 100% of shares in the Company. There are also no loans to managers, directors or board members. Board members do not receive payment for their work as board members.

Related parties transactions during the years ended June 30, 2009 and 2008 were as follows:

	2009
	Purchases of	Sales of
	goods/services	goods/services

Bluefin Tuna Hellas, co owner of Kali Tuna Trgovina	0	93

	2008
	Purchases of	Sales of
	goods/services	goods/services

Bluefin Tuna Hellas, co owner of Kali Tuna Trgovina	265	44
Atlantis, parent company of K.T. DOO Finance	319	0
K.T. DOO Finance	0	191
	584	235

Related party balances as of June 30, 2009 and 2008 were as follows:

	2009	2008

Accounts receivable from related parties – Bluefin Tuna Hellas	0	264

Accounts payable to related parties:
Bluefin Tuna Hellas	1,341	242
K.T. DOO Finance	3,552	3,762
Atlantis, parent company of K.T. DOO Finance	7	0
	4,900	4,004

	Principal	Interest rate

KT DOO Finance Pty. Ltd, Australia	AUD 696,000	interest free	560	669

The note payable to KT DOO is scheduled for repayment on December 24, 2009.

15

Notes to the Financial Statements

17.	Commitments and contingencies

Tax contingency
During June 2008, the Financial Police of Ministry of Finance of the Republic of Croatia (FP) concluded an inspection of certain of the Company’s transactions and alleged the following underpayments of taxes and related interest:

Underpayment of value added taxes for calendar year 2006 and related interest, which total approximately 1.45 million USD, in connection with sales of tuna inventory by the Company to its 50%-owned subsidiary, Kali Tuna Trgovina, at its purchase cost.

Underpayment of tax on profit for the year ended June 30, 2007 and related interest, which total approximately 135 USD, in connection with sales of tuna inventory by the Company to Atlantis Resources ehf (an Icelandic subsidiary of Atlantis Group, which is the Company’s ultimate parent).

Any underpayments that are ultimately upheld at the conclusion of a permitted appeal process would also be subject to liability for additional interest penalties. In addition, the Company could potentially be held liable for similar transactions in subsequent years; as the applicable amounts of additional taxes and interest for those periods are dependent upon assessment of the Company´s transactions by FP, such amounts cannot be reasonably estimated.

The Company filed an appeal to contest these allegations. In July 2009 the claim was dismissed by the Appellate Body of Ministry of Finance. Dismissal did not terminate the process, but has obliged the Financial Police to repeat the performed procedure taking into account all facts and proofs being proposed and disclosed by KT in their appeal. The new process has not started yet, but management is confident, based upon the facts and circumstances of the relevant transactions, that it will ultimately prevail and incur no material liability. Accordingly, the accompanying consolidated financial statements do not reflect any adjustments related to this contingency.

Other matters
As collateral for payments of its liabilities based on the Concession agreement for maritime demesne concluded with the County of Zadar, for a period of ten years through 2018, the Company has given a guarantee to Erste&Steiermarkische bank d.d., Rijeka number 540147627 dated January 12, 2009 amounting to HRK 707,000 (USD 136) valid until July 31, 2009.

18.	Subsequent event

The Company signed an agreement for the sale of 350 tons of tuna to one of its customers at October 27, 2009. An advance payment of 5 million USD was made by the customer. The advance payment bears an annual interest of 6.9%. KT shall also pay the customer 750 as a fee for the advance payment. The selling price for the tuna has not been determined; it is to be negotiated no later than March 31, 2010. The agreement also provided the customer a right to purchase 1.82% of the Company’s equity for 1 million USD; this right is exercisable within a five-year period; however, in the event that the Company completes a merger transaction with a publicly traded shell company in the United States, the right will expire and be replaced by a right to purchase warrants for 1 million shares of the shell company at $1.00 per share within a three-year period.

Subsequent events were evaluated through December 17, 2009, the date the financial statements were available to be issued.

16

Kali Tuna d.o.o.

Consolidated Financial Statements

for the periods ended
March 31, 2010 and 2009
(Unaudited)

Table of Contents

Consolidated Statements of Operations (Unaudited)	3
Consolidated Balance Sheets (Unaudited)	4
Consolidated Statements of Cash Flows (Unaudited)	5
Notes to the Financial Statements	6 - 13

2

Consolidated Statements of Operations for the periods ended
March 31, 2010 and 2009 (in thousands of USD)
(Unaudited)

	Three months ended		Nine months ended

	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009

Net revenue from tuna sold	20,358	11,326	25,172	22,278
Cost of goods sold	(16,868)	(7,824)	(20,529)	(15,420)

Gross profit	3,490	3,502	4,643	6,858
Other operating income (expenses)	31	69	427	(24)
Administrative and general expenses	(401)	(493)	(1,340)	(1,351)
Operating profit	3,120	3,078	3,730	5,483
Interest income	3	46	3	51
Gain (loss) from foreign currency transactions	(1,036)	(492)	(1,353)	(3,021)
Interest expense	(283)	(124)	(796)	(663)
Income before taxes	1,804	2,508	1,584	1,850
Income tax (expense)	(547)	(551)	(568)	(495)
Net income	1,257	1,957	1,016	1,355
Add: Net losses (income) attributable to the noncontrolling interests
Lubin	591	467	912	771
BTH Joint Venture	71	(221)	184	(138)
Net income attributable to Kali Tuna d.o.o. shareholder	1,919	2,203	2,112	1,988

Other comprehensive income
Foreign currency translation adjustments	(438)	(726)	(373)	(1,773)
Comprehensive income	1,481	1,477	1,739	215

The notes on pages 6 to 14 are an integral part of these Consolidated Financial Statements
3

Consolidated Balance Sheets
March 31, 2010 and June 30, 2009 (in thousands of USD)
(Unaudited)

ASSETS	March 31, 2010	June 30, 2009
Current assets
Inventories	16,948	20,324
Trade accounts receivable	143	238
Receivable from related party for advance received by related party	5,897	-
Other current assets	2,816	1,374
Cash and cash equivalents	1,079	1,421
Total current assets	26,883	23,357
Non-current assets
Property and equipment, net	9,626	8,561
Other assets	13	18
Total assets	36,522	31,936

LIABILITIES AND EQUITY
Current liabilities
Trade accounts payable	2,257	2,888
Accounts payable to related parties	290	3,559
Borrowings	13,557	12,076
Liability for advance received by related party	5,897	-
Income taxes payable	630	483
Deferred income tax liabilities	110	201
Loan from shareholder	957	560
Other current liabilities	615	642
Total current liabilities	24,313	20,409

Non-current liabilities
Obligations under capital leases	34	19
Total liabilities	24,347	20,428

Commitments and contingencies

Equity
Kali Tuna d.o.o. shareholder's equity
Capital	4	4
Retained earnings	9,185	7,073
Accumulated currency translation adjustments	3,593	3,966
Total Kali Tuna d.o.o. shareholder's equity	12,782	11,043
Noncontrolling interest
Negative equity of VIE - Lubin	(1,748)	(909)
Noncontrolling interest in VIE - BTH Joint Venture	1,141	1,374
Total noncontrolling interest	(607)	465
Total equity	12,175	11,508

Total liabilities and equity	36,522	31,936

The notes on pages 6 to 14 are an integral part of these Consolidated Financial Statements
4

Consolidated Statements of Cash Flows for the periods ended March 31, 2010 and 2009
 (in thousands of USD)
(Unaudited)

	Nine months ended
Operating activities	March 31, 2010	March 31, 2009
Net income attributable to Kali Tuna d.o.o. shareholder	2,112	1,988
Adjustments to reconcile to net cash used in operating activities:
Noncontrolling interest - Lubin	(912)	(771)
Noncontrolling interest - BTH Joint Venture	(184)	138
Depreciation and amortization	832	733
Deferred tax	(61)	495
Inventories	2,498	4,697
Accounts receivable	92	(168)
Accounts receivable related parties	-	242
Other current assets	(1,447)	91
Accounts payable	(557)	(8,542)
Income taxes payable	49	119
Accounts payable to related parties	(3,164)	(2,352)
Other current liabilities	(9)	(286)

Net cash used in operating activities	(751)	(3,616)
Investing activities
Purchases of fixed assets	(2,274)	(1,246)
Sale of fixed assets	7	-
Short term financial investments	-	(1,237)

Net cash used in investing activities	(2,267)	(2,483)

Financing activities
Dividends paid	-	(183)
Long-term liabilities (repayments)	17	(7)
Shareholder's loans	7,339	-
Shareholder's loans (repayments)	(6,900)	(27)
Borrowings	2,077	4,581

Net cash provided by financing activities	2,533	4,364
Subtotal	(485)	(1,735)
Effects of exchange rate changes on the balance of cash held
in foreign currencies	143	(265)
Cash and cash equivalents at beginning of period	1,421	3,020

Cash and cash equivalents at end of period	1,079	1,020

Supplemental Cash Flow Information
Non cash financing activities:-
BTH livestock contribution to Joint Venture	2	3,463
Advance received by related party (Note 11)	5,000	-
Cash paid (received) during the period for:
Interest	701	365
Income taxes	581	(119)

The notes on pages 6 to 14 are an integral part of these Consolidated Financial Statements

5

Notes to the Financial Statements

1.	General information

Kali Tuna d.o.o. (Company or KT) is incorporated as a limited liability company and operates in the Republic of Croatia. The Company´s core business activity is farming and selling bluefin tuna. The Company farms two different types of bluefin tuna: Mediterranean tuna and Adriatic tuna. The production is seasonal as tuna is caught mostly during May and June. Mediterranean tuna has an average farming period of six months and Adriatic tuna requires a farming period between 1.5 years and 3 years.

The majority of the Company‘s sales transactions occur during the winter months, November to February.

During the quarter ended March 31, 2010, the Company’s net revenue and cost of goods sold included $7,935 and $5,974, respectively, in connection with transactions that involved the purchase of tuna from another Croatian farming operation and the immediate sale of the product to one of the Company’s customers.  While the Company will seek to benefit from individual transactions of this type, there is no guarantee that a similar transaction will occur in the future.

2.	Significant accounting policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). Items included have been measured in Croatian Kunas (HRK), Kali Tuna's functional currency, and the financial statements have been translated into United States dollars (USD) which is the presentational currency of the Company.

All amounts are stated in thousands of USD, unless indicated otherwise.

Transactions in foreign currencies are initially recorded at the rates of exchange prevailing on the dates of the transactions. Assets and liabilities are translated at the rates prevailing on each balance sheet date.  Sales revenue is translated at the spot rate applicable on the date of the transaction.  Other revenue and expenses are translated at average exchange rates in effect during the period.

The results of transaction gains and losses are reflected in the Statements of Operations. Equity is translated at historical rates and the resulting translation adjustments are reflected as accumulated other comprehensive income.

In the opinion of management, all adjustments considered necessary for a fair statement of the results for the interim periods have been included. These adjustments are of a normal recurring nature. However, the reported results for the interim periods ended March 31, 2010 are not necessarily indicative of the results that may be expected for the year ending June 30, 2010.

Accounting estimates

The preparation of financial statements in conformity with US GAAP requires that management make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

Management exercises significant judgment in estimating both the quantities and the fair value of tuna inventories.

Basis of consolidation

The Company has had relationships, through common control and various business transactions (renting of ships, buying and farming of live tuna and fish feed) with two companies, Kali Tuna Trgovina d.o.o. (KTT) and MB Lubin d.o.o. (Lubin). Lubin is owned by Mr. Dino Vidov, a manager for the Company; however, as of March 31, 2010 it is controlled by the Company.  Previously, Lubin was controlled by the Company‘s ultimate parent Atlantis Group hf.

The Company owns a 50% interest in KTT. The remaining 50% interest in KTT is owned by Bluefin Tuna Hellas (BTH). In accordance with its joint venture agreement with BTH, the Company has historically sold tuna inventory to KTT at its cost, and KTT in turn has sold the tuna to unrelated third parties. However, as a result of the tax contingency matter described in Note 12, the Company and BTH modified their joint venture agreement during the year ended June 30, 2009 so that the joint venture activity is conducted entirely within Kali Tuna rather than through KTT. As more fully described in Notes 6 and 11, BTH continued to provide financing for the joint venture activities and partcipate in the profits derived therefrom. The BTH share of profits or losses from the joint venture for each period has been reflected as noncontrolling interest in these consolidated financial statements and described herein as “BTH – Joint Venture”.

The fiscal year of KTT is from May 1 to April 30.  Therefore, the difference in fiscal year has no material effects on the results reported in the consolidated financial statements.

Based upon the guidance of the Financial Accounting Standards Board (“FASB”) interpretation No. 46 “Consolidation of Variable Interest Entities” (FIN No. 46R) the Company has determined that KTT and Lubin are variable interest entities of which the Company is the primary beneficiary. These companies are therefore consolidated in Kali Tuna's financial statements.

All material inter-company transactions and balances have been eliminated in consolidation.

6

Notes to the Financial Statements

2.	Significant accounting policies (continued)

In response to revised guidance from the FASB concerning presentation of ownership interests in consolidated entities held by parties other than the reporting entity, the Company has modified its presentation to reflect in the accompanying consolidated financial statements the equity in the consolidated variable interest entities and their share of reported net losses as amounts attributable to noncontrolling interests. Amounts previously reported as of June 30, 2009 as minority interest of 3 and related party liabilities to BTH of 1,371 have been restated and are now reflected within the equity section of the consolidated balance sheet as noncontrolling interest in VIE- BTH Joint Venture.

Risk management

The Company is exposed to financial risks arising from changes in tuna prices.  The Company does not anticipate that tuna prices will decline significantly in the foreseeable future and, therefore, has not entered into derivative or other contracts to manage the risk of a decline in tuna prices.  The Company reviews its outlook for tuna prices regularly in considering the need for active financial risk management.

Revenue recognition

Revenue is recognized when tuna inventory is delivered and the Company has transferred to the buyer the significant risks and rewards of ownership. Revenue is presented net of value added taxes collected.

Fair value of financial instruments

The carrying value of the Company‘s accounts receivable, advances, short term borrowings and accounts payable approximates fair value because of the short-term maturity of these instruments. The Company does not hold any financial instrument for trading purposes.

Leases

Leases are classified as capital leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee. All other leases are classified as operating leases.  Assets held under capital leases are recognized as assets of the Company at their fair value at the inception of the lease or, if lower, at the present value of the minimum lease payments. The corresponding liabilities are included in the balance sheet as obligations under capital leases.

Long lived assets

The Company reviews its long-lived assets for possible impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.  An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.  The Company has identified no such impairment losses as of March 31, 2010.

Income taxes

Deferred income taxes are provided under the liability method and reflect the net tax effects of temporary differences between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements, using the enacted tax rates expected to be in effect when those differences reverse. The Company establishes valuation allowances when the realization of specific deferred tax assets is subject to uncertainty.

Property and equipment

Property and equipment are stated at cost and depreciated over the estimated useful lives of the related assets, which generally range from 2 to 50 years, using the straight line method.  Maintenance and repairs, which do not extend asset lives, are expensed as incurred. The gain or loss arising on the disposal or retirement of an item of property and equipment is determined as the difference between the sales proceeds and the carrying amount of the asset and is recognized in profit or loss.

Inventories

Inventories consist primarily of live tuna stock that the Company farms until the tuna reaches desirable market size.  Management systematically monitors the size, growth and growth rate of the tuna to estimate the quantity at each balance sheet date. Live stock inventories are stated at the lower of cost or market value, using the average cost method. Inventories of fish feed and supplies are stated at the lower of cost or market, using the average cost method.

Management periodically reviews inventory balances and purchase commitments to estimate if inventories will be sold at amounts (net of estimated selling costs) less than carrying value. If expected net realizable value is less than carrying value, the Company adjusts its inventory balances through a charge to cost of tuna sold

Trade accounts receivable

Trade accounts receivable represents the balance owed to the Company by its customers in connection with sales transactions.  An allowance for uncollectible accounts is determined by management based on a review of the Company’s accounts, with consideration of historical losses, industry circumstances and general economic conditions.  Accounts are charged against the allowance when all attempts to collect have failed.

7

Notes to the Financial Statements

2.	Significant accounting policies (continued)

Cash and cash equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid cash investments that mature in three months or less when purchased to be cash equivalents. The Company’s bank deposits are generally not covered by deposit insurance.

Reclassifications

Certain items in the comparative balance sheet as of June 30, 2009 have been reclassified to conform with the March 31, 2010 presentation. With the exception of the item described above under the heading “Basis of consolidation”, there was no effect on previously reported equity.

Recent Accounting Pronouncements

In June 2009, the FASB amended the accounting guidance for the consolidation of variable interest entities. This amendment revised the evaluation criteria to identify the primary beneficiary of a variable interest entity. Additionally, this amendment requires ongoing reassessments of whether an enterprise is the primary beneficiary of the variable interest entity. In December 2009, the FASB amended consolidation guidance previously issued in June to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity, among other changes.

In January 2010, the FASB issued new accounting guidance that requires new disclosures related to fair value measurements. The new guidance requires expanded disclosures related to transfers between Level 1 and 2 activities and a gross presentation for Level 3 activity. The new accounting guidance is effective for fiscal years and interim periods beginning after December 15, 2009, except for the new disclosures related to Level 3 activities, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those years. The new guidance was effective in the third quarter of fiscal year 2010 for Level 1 and Level 2 activities but disclosures related to Level 3 activities, will not be effective until the first quarter of fiscal year 2012.

As the Company does not have any assets or liabilities that are categorized in Levels 1 and 2, the adoption of this guidance will have no impact on our financial statements until the first quarter of fiscal year 2012.

3.	Significant concentrations

Sales of tuna to two customers in Japan accounted for approximately 99.4% of the Company's tuna sales for the nine months ended March 31, 2010. One customer accounted for 82.2% of net revenue and the other for 17.2%.

4.	Income taxes

Income tax expense for the nine month periods ended March 31, 2010 and March 31, 2009 is comprised as follows:

	March 31, 2010	March 31, 2009

Current (expense)	(630)	(569)
Deferred benefit	62	74
	(568)	(495)

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized as income in the period that includes the enactment date. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

8

Notes to the Financial Statements

Deferred tax liabilities and assets have been recognized as of March 31, 2010 and June 30, 2009 in the following amounts based upon the indicated temporary differences:

	March 31, 2010	June 30, 2009
Inventories	110	210
Other items	-	(9)
	110	201

5.	Property and equipment

The Company´s property and equipment as of March 31, 2010 and June 30, 2009 were as follows:

	March 31, 2010	June 30, 2009
Cost:
Land	449	468
Buildings	2,722	2,833
Vessels.	8,806	7,315
Machinery and equipment	7,096	6,043
Fixtures and office equipment	118	121
Construction in progress	391	1,414
	19,582	18,194
Less accumulated depreciation:
Buildings	965	893
Vessels	4,200	3,972
Machinery and equipment	4,687	4,670
Fixtures and office equipment	104	98
	9,956	9,633
Property and equipment, net	9,626	8,561

6.	Variable interest entities

The Company has determined that it and its affiliates provided the majority of financial support to Lubin and KTT through  various sources including the purchase and sale of inventory, rental income and unsecured loans. In addition, the Company is a co-signatory of a Finance Agreement between Lubin and Erste&Steiermaerkische bank d.d as guarantor for repayment of Lubin´s liabilities to Erste&Steiermaerkische bank d.d. in the amount of CHF 707,000 (USD 662).

Financial support provided by the Company and its affiliates to Lubin and KTT for the nine month periods ended March 31, 2010 and 2009, and as of March 31, 2010 and June 30, 2009 was as follows:

	Lubin		KTT
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Rental income and sale of inventory	1,780	1,092	-	-
Purchase of inventory	34	31	-	-

	Lubin		KTT
	March 31, 2010	June 30, 2009	March 31, 2010	June 30, 2009
Unsecured liabilities	6,222	5,597	-	61

9

Notes to the Financial Statements

6.	Variable interest entities (continued)

Selected information from the balance sheets of Lubin and KTT as of March 31, 2010 and June 30, 2009 and the results of operations for the nine month periods ended March 31, 2010 and 2009 were as follows:

	Lubin		KTT
	Nine months ended		Nine months ended
	March 31, 2010	June 30, 2009	March 31, 2010	June 30, 2009
Total assets	5,424	5,835	56	67
Total liabilities	7,172	6,744	1	1
Stockholder's equity	(1,748)	(909)	55	66

	Lubin		KTT
	Nine months ended		Nine months ended
	March 31, 2010	March 31, 2009	March 31, 2010	March 31, 2009
Net sales	1,806	1,400	-	-
Net income (loss)	(912)	(771)	(8)	4

As described in Note 2, the BTH joint venture activities previously conducted through KTT were, beginning during the year ended June 30, 2009, conducted within the Company.  BTH provided financing for these activities, as described in Note 11, and its 50% share in the profits generated has been reflected as noncontrolling interest within these consolidated financial statements. Selected balance sheet information related to these activities as of March 31, 2010 and June 30, 2009, and the results of its operations for the nine month periods ended March 31, 2010 and 2009  were as follows:

	March 31, 2010	June 30, 2009
Total assets	2,630	2,128
Total liabilities	0	0
Venturers´ equity	2,630	2,128

	Nine months ended
	March 31, 2010	March 31, 2009
Net sales	24	3,299
Profit (loss) before taxes	(358)	274

7.	Inventories

Inventories are comprised as follows as of March 31, 2010 and June 30, 2009:

	March 31, 2010	June 30, 2009
Live stock inventories:
Adriatic tuna
0-30 kg.	9,952	10,587
30-60 kg.	2,998	4,052
60+ kg.	780	1,901
Mediterranean tuna + 60kg.	2,630	2,128
	16,360	18,668
Fish feed and supplies	588	1,656

Total inventories	16,948	20,324

Inventories are stated at the lower of cost or net realizable value. Cost is calculated on a weighted average basis and includes all costs to acquire and to bring the inventories to their present location and condition. Tuna weighing less than 30kg is stated at cost, as international regulations prohibit the sales of tuna under 30kg.   The Company evaluates the net realizable value of its inventories on a regular basis and records a provision for loss to reduce the computed weighted average cost if it exceeds the net realizable value.

10

Notes to the Financial Statements

The fair value of live tuna stock inventories at March 31, 2010 and June 30, 2009 is estimated at 17,293 and 22,152, respectively. Live tuna stock weighing 30kg or more is traded in Japan, with observable market prices that are based on the price that an unrelated third party is willing to pay for the inventory.  As there is no market for tuna less than 30kg, the fair value for this category is estimated to equal its cost.

8.	Equity

The subscribed capital of the Company consists of four unequal stakes, which were all owned by KT DOO Finance Pty, Ltd. Australia (KTT DOO) on December 31, 2009 and were sold to the Atlantis Group hf, Iceland (Atlantis),  who owned them on March 31, 2010. Due to the unequal ownership stakes, calculations of earnings per share are not meaningful, and therefore not presented.

In October 2009, Atlantis (the ultimate parent of the Company) entered into a financing arrangement with a third party.  As part of the consideration of the financing, Atlantis gave the third party a right to purchase 1.82% of the interest in the Company for 1 million USD.  This right is exercisable within a five-year period.  In the event the Company completes a merger transaction with a publicly traded shell company in the United States, the right will expire and be replaced by a purchase warrant to purchase 1 million shares of such public company at $1.00 per share within a three-year period.

9.	Obligations under capital leases

The Company leases equipment under arrangements classified as capital leases, and had the following obligations as of March 31, 2010 and June 30, 2009:

	March 31, 2010	June 30, 2009
Total obligations under capital leases	48	28
Current maturities	(14)	(9)
Non-current obligations	34	19

Aggregated annual maturities under capital leases as of March 31, 2010 were as follows:

Year ending March 31, 2011	17
Year ending March 31, 2012	17
Year ending March 31, 2013	9
Year ending March 31, 2014	7
Year ending March 31, 2015	4
54
Less interest	(6)
Total obligations under capital leases	48

11

Notes to the Financial Statements
10.	Borrowings

The Company's borrowings as of March 31, 2010 and June 30, 2009 were comprised as follows:

	Facility	Interest rate	March 31, 2010	June 30, 2009

Erste&Steiermaerkische bank d.d.	HRK 19,240,000	5%	3,555	3,705
Erste&Steiermaerkische bank d.d.	HRK 30,000,000	5%	5,543	5,777
Erste&Steiermaerkische bank d.d.	EUR 1,375,000	EURIBOR +7%	1,844	1,930
Erste&Steiermaerkische bank d.d.	JPY 180,000,000	3M JPY LIBOR+6.5%	1,939	-
Ernste Factoring d.o.o.	HRK 3,400,000	3M CHF IBOR+5.75%	-	655
Erste&Steiermaerkische bank d.d.	CHF 707,000	1M LIBOR +7%	662	-
Current maturities of capital lease obligation			14	9
			13,557	12,076

Kali Tuna has a credit facility with Erste&Steiermaerkische bank. d.d. that consists of four revolving credit lines amounting to HRK 19,240,000 (USD 3,555), HRK 30,000,000 (USD 5,543), EUR 1,375,000 (USD 1,844), and JPY 180,000,000 (USD 1,939) which mature on August 15, 2010, September 15, 2010, March 1, 2011 and March 1, 2011, respectively.

Lubin has a credit facility with Erste&Steiermaerkische bank. d.d. amounting to CHF 707,000 (USD 662) which matures on July 1, 2010.

All of the Company's fixed assets are pledged to the bank in connection with these loans.

12

Notes to the Financial Statements

11.	Related parties

Related parties are those parties which have influence with the Company, directly or indirectly, either through common ownership or other relationship.

The Company has no share options or contracts with managers, its employees and other related parties to the Company. None of the managers, employees or other related parties holds shares in the Company except for Atlantis hf, which held 100% of shares in the Company on March 31, 2010. There are also no loans to managers, directors or board members. Board members do not receive payment for their work as board members.

Related party balances as of March 31, 2010 and June 30, 2009 were as follows:

	March 31, 2010	June 30, 2009
Atlantis Group hf	15	7
KT DOO Finance	-	3,552
Atlantis Resourses Australia	275	-
	290	3,559

	Principal	Interest Rate	March 31, 2010	June 30, 2009
Loans from related parties
KT DOO Finance Pty Ltd Australia	AUD 696,000	Interest Free	-	560
Atlantis Group hf	US 957,000	Interest Free	957	-
			957	560

During the nine months ended March 31, 2010 the Company paid $71 to Atlantis hf Iceland for interest on the loans.  No interest was paid in the corresponding period to March 31 2009.

In October 2009, Atlantis hf Iceland received the net proceeds related to a financing agreement entered into by the Company with a third party.  Under the terms of the agreement the Company agreed to repay the advance plus interest at 6% and a fee to the third party by either delivering tuna or by a cash settlement. Additionally, Atlantis gave the third party rights to acquire an equity interest in the Company, as described in Note 8 - Equity.

12.	Commitments and contingencies

During June 2008, the Financial Police of Ministry of Finance of the Republic of Croatia (FP) concluded an inspection of certain of the Company’s transactions and alleged the following underpayments of taxes and related interest:

Underpayment of value added taxes for calendar year 2006 and related interest, which total approximately 1.45 million USD, in connection with sales of tuna inventory by the Company to its 50%-owned subsidiary, Kali Tuna Trgovina, at its purchase cost.

Underpayment of tax on profit for the year ended June 30, 2007 and related interest, which total approximately 135 thousand USD, in connection with sales of tuna inventory by the Company to Atlantis Resources ehf (an Icelandic subsidiary of Atlantis Group, which is the Company’s ultimate parent).

Any underpayments that are ultimately upheld at the conclusion of a permitted appeal process would also be subject to liability for additional interest penalties. In addition, the Company could potentially be held liable for similar transactions in subsequent years; as the applicable amounts of additional taxes and interest for those periods are dependent upon assessment of the Company´s transactions by FP, such amounts cannot be reasonably estimated.

The Company filed an appeal to contest these allegations. In July 2009 the claim was dismissed by the Appellate Body of Ministry of Finance. Dismissal did not terminate the process, but has obliged the Financial Authorities in Croatia to repeat the performed procedure taking into account all facts and proof being proposed and disclosed by KT in their appeal.

The new process has started recently and management expects, based upon the facts and circumstances of the relevant transactions, that it should ultimately prevail and incur no material liability. Accordingly, the accompanying consolidated financial statements do not reflect any adjustments related to this contingency.

13

Notes to the Financial Statements

13.	Subsequent Events

The Company has evaluated subsequent events through May 18, 2010, the date on which the accompanying financial statements were available to be issued.

In April 2010, Atlantis and a third party agreed to release the Company from all obligations related to the financing agreement described in Note 11 - Related parties, which totaled 5,897 USD at March 31, 2010. Under the terms of the release, Atlantis will repay all amounts owing under the original financing agreement and, accordingly, the Company has no further obligation to repay the advance by delivering tuna or by cash settlement. The rights of the third party to acquire the equity interest remain intact as described in Note 8 - Equity.

On April 14, 2010, in preparation for a merger of the Company with Lions Gate Lighting Corp. (Lions Gate), all the shares of the Company were contributed by Atlantis hf, Iceland to its newly-formed wholly-owned subsidiary, Bluefin Acquisition Group Inc. (Bluefin).

On May 3, 2010 the Company entered into a share exchange agreement with Lions Gate. Under the terms of the share exchange agreement Bluefin will become a wholly-owned subsidiary of Lions Gate if and when the share exchange is completed. The completion of the share exchange is subject to certain conditions precedent including, among other things, raising a minimum of 15,000 USD in gross proceeds under a private placement offering.

No other material subsequent events have occurred since March 31, 2010 that require recognition or disclosure in the financial statements.

14